        Filed with the Securities and Exchange Commission on October 6, 2006


                                                     Registration No. 333-136996
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   On Form S-3

            Registration Statement Under The Securities Act of 1933*

                         Post-Effective Amendment No.1

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)

                                   06-1241288
                      (I.R.S. Employer Identification No.)

         ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     JOSEPH D. EMANUEL, CHIEF LEGAL OFFICER
         ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 944-7504
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:
                               LAURA KEALEY, ESQ.
                      VICE PRESIDENT AND CORPORATE COUNSEL
         One Corporate Drive, Shelton, Connecticut 06484 (203) 944-5477

        Approximate date of commencement of proposed sale to the public:
 November 20, 2006 or as soon as practicable after the effective date of this
                             Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [X] (the Securities Act registration number of the earlier filing is 333-117052)

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering: [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box: [ ]

                         Calculation of Registration Fee
================================================================================
  Title of each                     Proposed      Proposed
    class of                         maximum       maximum
   securities        Amount         offering      aggregate         Amount of
      to be           to be           price       offering        registration
   registered      registered       per unit       price**             fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Market Value
   Adjusted
--------------------------------------------------------------------------------

Annuity Contracts                          $2,000,000,000.00      $214,000
*This filing is being made pursuant to Rule 462(b) under the Securities Act of 1933 to register an additional $2 billion of interests in market value-adjusted annuity contracts. As permitted by Rule 457(o) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $2 billion. The market value adjusted securities are sold according to dollar value, and are not denominated in either shares or units. Finally, because some of Registrant's securities from the July 1, 2004 filing remain unsold, Registrant intends to add those unsold securities to the $2 billion of securities being registered herewith (thus, Registrant has not reduced the filing fee paid herewith on account of the filing fee associated with securities that remain unsold from the July 1, 2004 offering).
================================================================================
APEX

                                     Note:

Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of including in the Registration Statement a Prospectus supplement, which adds a new benefit entitled Highest Daily Lifetime Five. The Prospectus and Part II that were filed as part of the initial filing with the SEC on August 20, 2006 are hereby incorporated by reference. Other than as set forth herein, this post-effective amendment to the registration statement does not amend or delete any other part of the registration statement.

                 Supplement to Prospectuses Dated May 1, 2006
                      Supplement dated November 20, 2006


Supplement dated November 20, 2006 to the May 1, 2006 Prospectuses for the following annuity products: American Skandia Advisor Plan(SM) III, American Skandia APEX(R) II, and American Skandia LifeVest(R) II, as previously supplemented (the "Prospectuses").


This Supplement should be read and retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current Prospectus, please contact American Skandia at 1-800-752-6342.


We are issuing this supplement to describe in the Prospectus for the above-referenced annuity products a new living benefit program, certain changes to the underlying mutual funds and the maximum charge with respect to certain optional benefits. These changes will be effective on or about November 20, 2006, unless specifically stated otherwise.

1. MAXIMUM CHARGES FOR CERTAIN OPTIONAL BENEFITS

In the Summary of Contract Fees and Charges section of the prospectus, we revise the line items pertaining to GRO Plus Guaranteed Minimum Income Benefit Option, Guaranteed Minimum withdrawal Benefit Option, Highest Daily Value Death Benefit Option, and combination 5% Roll-Up and HAV Death Benefit Option to read as follows:



                                  TOTAL ANNUAL    TOTAL ANNUAL   TOTAL ANNUAL
                  OPTIONAL           CHARGE          CHARGE         CHARGE
                BENEFIT FEE/          for             for            for
                   CHARGE           ASAPIII*        APEX II*       ASL II*
               -----------------   -------------  -------------  -------------

GUARANTEED RETURN OPTION PLUS(SM) (GRO Plus(SM))/GUARANTEED RETURN OPTION
              (0.75% maximum)     1.50% in        1.90% for      190%; 1.65%
              0.25% Currently     Annuity Years   Qualified BCO  for Qualified
              of average daily    1-8; 0.90% in                  BCO
              net assets of       Annuity Years
              the Sub-accounts    9 and later;
                                  1.65% for
                                  Qualified BCO

GUARANTEED MINIMUM INCOME BENEFIT OPTION
              (1% maximum)        1.50% in        1.90% for      190%; 1.65%
              0.50% Currently     Annuity Years   Qualified BCO  for Qualified
              per year of the     1-8; 0.90% in                  BCO
              average Protected   Annuity Years
              Income Value        9 and later;
              during each year;   1.65% for
              deducted annually   Qualified BCO
              in arrears each
              Annuity Year





GUARANTEED MINIMUM WITHDRAWAL BENEFIT OPTION (GMWB)**
              (1.00% maximum)     1.60% in        2.00% for      2.00%; 1.75%
              0.35% Currently     Annuity Years   Qualified BCO  for Qualified
              of average daily    1-8; 0.90% in                  BCO
              net assets of the   Annuity Years
              Sub-accounts        9 and later;
                                  1.75% for
                                  Qualified BCO

HIGHEST DAILY VALUE DEATH BENEFIT (HDV)**
              (1.00% maximum)     1.75% in        2.15%          2.15%
              0.50% Currently     Annuity Years
              of average daily    1-8; 1.15% in
              net assets of the   Annuity Years
              Sub-accounts        9 and later;
                                  1.75% for
                                  Qualified BCO

COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT**
                           0.50% of          1.75% in         2.15%    2.15%
                           average daily     Annuity Years
                           net assets of     1-8; 1.15% in
                           the               Annuity Years
                           Sub-accounts      9 and later;
                           (1.00%            1.75% for
                           maximum)          Qualified BCO



* We reserve the right to increase the charge for this benefit up to a maximum amount indicated upon a step-up or reset, or for the election of the benefit.

2. NEW INSURANCE FEATURE


   We are adding the Highest Daily Lifetime Five(SM) Income Benefit ("Highest Daily Lifetime Five"), that guarantees until the death of a single designated life the ability to withdraw an annual amount equal to a percentage of an initial principal value regardless of the impact of market performance on the Account Value. As a result, the following revisions are made to the Prospectus:


   A. We revise the Glossary of Terms section as follows:

  . We add a definition for "Benefit Fixed Rate Account", that reads as follows: "An investment option offered as part of this Annuity that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Account Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit."

  . We add a definition for "Highest Daily Lifetime Five Benefit" that reads as follows: "An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value."

    B. The following information has been added to "YOUR OPTIONAL BENEFIT FEES AND CHARGES" table in the "Summary of Contract Fees and Charges" section of the Prospectus:



                              OPTIONAL  TOTAL ANNUAL  TOTAL ANNUAL TOTAL ANNUAL
                              BENEFIT      CHARGE        CHARGE       CHARGE
                                FEE/        for           for          for
                               CHARGE     ASAPIII*      APEX II*     ASL II*
                             ---------- ------------- ------------ ------------

LIFETIME FIVE INCOME BENEFIT***
   MAXIMUM CHARGE FOR  3.00% 0.60%      1.85% in         2.25%        2.25%
     LIFETIME FIVE **        currently  Annuity Years
                             of average 1-8; 1.25% in
                             daily net  Annuity Years
                             assets of  9 and later
                             the Sub-
                             accounts

SPOUSAL LIFETIME FIVE INCOME BENEFIT***
   MAXIMUM CHARGE FOR  3.00% 0.75%      2.00% in         2.40%        2.40%
     SPOUSAL LIFETIME        currently  Annuity Years
     FIVE **                 of average 1-8; 1.25% in
                             daily net  Annuity Years
                             assets of  9 and later
                             the Sub-
                             accounts

HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT***
   MAXIMUM CHARGE FOR  3.00% 0.60%      1.85% in         2.25%        2.25%
     HIGHEST DAILY           currently  Annuity Years
     LIFETIME FIVE*          of average 1-8; 1.25% in
                             daily net  Annuity Years
                             assets of  9 and later
                             the Sub-
                             accounts

--------
* The Total Annual Charge includes the Insurance Charge and Distribution Charge (if applicable) assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.

** We reserve the right to increase the charge for Lifetime Five, and Highest Daily Lifetime Five to a maximum of 3% (2% for Spousal Lifetime Five), upon a step-up or for a new election of each such benefit. However, we have no present intention of increasing the charges for those benefits to that maximum level.
*** This optional benefit is not available under the Qualified BCO, and is currently not available in New York.


C. The Highest Daily Lifetime Five program is not available if you elect any other optional living benefit, therefore all references in the Prospectus that reflect the availability of the optional living benefits are revised accordingly.

D. The following description of the new optional living benefit is added as the last section under "Living Benefit Programs" in the Prospectus:

HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT
(HIGHEST DAILY LIFETIME FIVE)


The Highest Daily Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and will have a waiting period until you can elect Spousal Lifetime Five or Lifetime Five. Specifically, you will be permitted to elect Lifetime Five or Spousal Lifetime Five only on an anniversary of the Issue Date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Account Value in accordance with the then-permitted and available investment option(s) with this program.

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Highest Daily Life Income Benefit") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program -- the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Highest Daily Lifetime Five is the Protected Withdrawal Value, which is an amount that is distinct from Account Value. Protected Withdrawal Value is used to determine the Highest Daily Annual Income Amount -- which is an amount that you can take out annually as a withdrawal for your entire life. Because each of the Protected Withdrawal Value and Highest Daily Annual Income Amount is determined in a way that is not solely related to Account Value, it is possible for the Account Value to fall to zero, even though the Highest Daily Annual Income Amount remains. You are guaranteed to be able to withdraw the Highest Daily Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Highest Daily Annual Income Amount. Thus, you could experience a scenario in which your Account Value was zero, and, due to your excess withdrawals, your Highest Daily Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.


KEY FEATURE -- Protected Withdrawal Value

The Protected Withdrawal Value is used to determine the amount of the annual payments under the Highest Daily Life Income Benefit. The Protected Withdrawal Value initially is equal to the Account Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Valuation Day"), the Protected Withdrawal Value is equal to the greater of:

  . the Protected Withdrawal Value for the immediately preceding business day (the "Prior Valuation Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive business days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and


  .   the Account Value.


We cease these daily calculations of the Protected Withdrawal Value when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments will increase the amount we guarantee to pay annually under the Highest Daily Life Income Benefit (the "Highest Daily Annual Income Amount"), while "excess" withdrawals (as described below) may decrease the Highest Daily Annual Income Amount.


KEY FEATURE -- Highest Daily Annual Income Amount under the Highest Daily Lifetime Five Benefit


The initial Highest Daily Annual Income Amount is equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five benefit, if your cumulative withdrawals in an Annuity Year are less than or equal to the Highest Daily Annual Income Amount, they will not reduce your Highest Daily Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Highest Daily Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Highest Daily Annual Income Amount ("Excess Income"), your Highest Daily Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. A Purchase Payment that you make will increase the then-existing Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment.

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Highest Daily Annual Income Amount if your Account Value increases subsequent to your first withdrawal. We begin examining the Account Value for purposes of this feature starting with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary after your first withdrawal, we identify the Account Value on the business days corresponding to the end of each quarter that (i) is based on your Annuity Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Annuity Year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Account Values by 5%, adjust each such quarterly value for subsequent withdrawals and purchase payments, and then select the highest of those values. If the highest of those values exceeds the existing Highest Daily Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Highest Daily Annual Income Amount intact. In later years, (i.e., after the first Annuity Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Account Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Highest Daily Annual Income Amount, the charge for Highest Daily Lifetime Five has changed, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature.


The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Highest Daily Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in an Annuity Year are less than or equal to the Highest Daily Annual Income Amount, they will not reduce your Highest Daily Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Highest Daily Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.

If, cumulatively, you withdraw an amount less than the Highest Daily Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Highest Daily Annual Income Amount to subsequent Annuity Years.


Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:


  .   The Issue Date is December 1, 2006


  . On May 2, 2007, the client elects Highest Daily Lifetime Five and takes the first withdrawal under the benefit on the same day.


Dollar-for-dollar reductions

On May 2, 2007, the Protected Withdrawal Value is $120,000, resulting in a Highest Daily Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Highest Daily Annual Income Amount for that Annuity Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Highest Daily Annual Income Amount -- $6,000 less $2,500 = $3,500.

Proportional reductions


Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Account Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Highest Daily Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount -- $1,500 - reduces the Highest Daily Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the excess withdrawal to the Account Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Highest Daily Annual Income Amount).


Here is the calculation:

  Account Value before withdrawal...............................  $110,000.00
  Less amount of "non" excess withdrawal........................ -$  3,500.00
  Account Value immediately before excess withdrawal of $1,500..  $106,500.00
  Excess withdrawal amount......................................  $  1,500.00
  Divided by Account Value immediately before excess withdrawal.  $106,500.00
  Ratio.........................................................         1.41%
  Annual Income Amount..........................................  $  6,000.00
  Less ratio of 1.41%........................................... -$     84.51
  Annual Income Amount for future Annuity Years.................  $  5,915.49

Highest Quarterly Step-Up

On each Annuity Anniversary date, the Highest Daily Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Annuity Anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is higher than the Highest Daily Annual Income Amount, also adjusted for excess withdrawals and additional Purchase Payments.

Continuing the same example as above, the Highest Daily Annual Income Amount for this Annuity Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Annuity Year, the Highest Daily Annual Income Amount will be stepped-up if 5% of the highest quarterly Account Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Valuation Days occur after the excess withdrawal on August 6.

                                 Highest Quarterly Value Adjusted Highest Daily
                                     (adjusted with       Annual Income Amount
                                 withdrawal and Purchase   (5% of the Highest
Date*              Account value       Payments)**          Quarterly Value)
-----              ------------- ----------------------- ----------------------
June 1, 2007......  $118,000.00        $118,000.00             $5,900.00
August 6, 2007....  $120,000.00        $112,885.55             $5,644.28
September 1, 2007.  $112,000.00        $112,885.55             $5,644.28
December 1, 2007..  $119,000.00        $119,000.00             $5,950.00
--------
* In this example, the Annuity Anniversary date is December 1. The quarterly valuation dates are every three months thereafter -
   March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Annuity Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.
** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Highest Daily Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

  . The Account Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Highest Daily Annual Income Amount for the Annuity Year), resulting in an adjusted Account Value of $114,500 before the excess withdrawal.
  . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Account Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Highest Daily Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Account Value on September 1. Since the June 1 adjusted Highest Daily Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Account Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Highest Daily Annual Income Amount is reset to $5,950.00

In this example, 5% of the December 1 value yields the highest amount of $ 5,950.00. Since this amount is higher than the current year's Highest Daily Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Highest Daily Annual Income Amount for the next Annuity Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

BENEFITS UNDER THE HIGHEST DAILY LIFETIME FIVE PROGRAM

  . To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Highest Daily Annual Income Amount and amounts are still payable under the Highest Daily Life Income Benefit, we will make an additional payment, if any, for that Annuity Year equal to the remaining Highest Daily Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Highest Daily Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Highest Daily Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Highest Daily Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.

  . If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Highest Daily Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1) apply your Account Value to any Annuity option available; or

       (2) request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Highest Daily Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

       (1) the present value of the future Highest Daily Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

       (2) the Account Value.

  . If no withdrawal was ever taken, we will determine the Protected Withdrawal Value and calculate the Highest Daily Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

  . Withdrawals under the Highest Daily Lifetime Five benefit are subject to all of the terms and conditions of the Annuity, including any CDSC.

  . Withdrawals made while the Highest Daily Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Highest Daily Lifetime Five program does not directly affect the Account Value or surrender value, but any withdrawal will decrease the Account Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Annuity you will receive the current surrender value.

  . You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Highest Daily Lifetime Five benefit. The Highest Daily Lifetime Five benefit provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Highest Daily Annual Income Amount in the form of periodic benefit payments. You must allocate your Account Value in accordance with the then available investment option(s) that we may permit in order to elect and maintain the Highest Daily Lifetime Five benefit.

Election of and Designations under the Program

For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.


Highest Daily Lifetime Five can be elected at the time that you purchase your Annuity. We also offer existing owners (i.e., those who have already acquired their Annuity) the option to elect Highest Daily Lifetime Five after the Issue Date, subject to our eligibility rules and restrictions.


Currently, if you terminate the Highest Daily Lifetime Five benefit, you will
(a) not be permitted to re-elect the benefit and (b) will be allowed to elect the Spousal Lifetime Five Benefit or the Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five benefit.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. We reserve the right to further limit the frequency election in the future. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Annuity (iii) upon your election to begin receiving annuity payments (iv) upon the death of the designated life
(v) if both the Account Value and Highest Daily Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.


Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).


Asset Transfer Component of Highest Daily Lifetime Five


As indicated above, we limit the sub-accounts to which you may allocate Account Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". A list of the Permitted Sub-accounts appears in the application form that you must submit to us in order to elect this benefit. As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Account Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate purchase payments to that Account.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Account Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, based on paying you the projected Highest Daily Annual Income Amount each year for the rest of your life, we produce an estimate of the total amount of our obligation. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up implemented according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Account Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Liability Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Liability Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued contracts that elect Highest Daily Lifetime Five and existing contracts that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.


While you are not notified when your Annuity reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

  .   Not make any transfer; or


  . If a portion of your Account Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or


  . Transfer all or a portion of your Account Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If a significant amount of your Account Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Account Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Account Value may be allocated to the Benefit Fixed Rate Account.

Additional Tax Considerations for Qualified Contracts

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Highest Daily Annual Income Amount, which will cause us to increase the Highest Daily Annual Income Amount in any Annuity Year that required minimum distributions due from your Annuity that are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.


3. CHANGE WITH RESPECT TO CERTAIN PORTFOLIOS OF AMERICAN SKANDIA TRUST

In the "Investment Options" section of the prospectus, we make the following changes to the chart setting forth a brief description of each variable investment option, to reflect the following subadviser name change with respect to one of the variable investment options:

..   AST Small Cap Value Portfolio. Salomon Brothers Asset Management will change its name to ClearBridge Advisers LLC, effective in December 2006.

In the "Investment Options" section of each prospectus, we revise the investment objectives/policies section, and portfolio advisor/sub-advisor section for two Portfolios to read as follows. These new descriptions reflect the addition of sub-advisors as well as revisions to non-fundamental investment policies:

   AST LSV International Value Portfolio.

                                                                PORTFOLIO
   STYLE/                                                       ADVISOR/
    TYPE            INVESTMENT OBJECTIVES/POLICIES             SUB-ADVISOR
   ------     -------------------------------------------  --------------------
International AST International Value Portfolio (formerly  LSV Asset
   Equity     AST LSV International Value Portfolio):      Management,
              seeks capital growth. The Portfolio          Thornburg Investment
              normally invests at least 80% of the         Management, Inc.
              Portfolio's investable assets (net assets plus borrowings made for investment purposes) in the equity securities of companies in developed countries outside the United States that are represented in the MSCI EAFE Index.



   AST William Blair International Growth Portfolio.



                                                                   PORTFOLIO
   STYLE/                                                          ADVISOR/
    TYPE               INVESTMENT OBJECTIVES/POLICIES             SUB-ADVISOR
   ------     ------------------------------------------------  ---------------
International AST International Growth Portfolio (formerly,AST  Marsico Capital
   Equity     William Blair International Growth Portfolio):    Management LLC,
              seeks long-term capital appreciation. The         William Blair &
              Portfolio invests primarily in equity-related     Company, LLC
              securities of foreign issuers. The Portfolio invests primarily in the common stock of large and medium-sized foreign companies, although it may also invest in companies of all sizes. Under normal circumstances, the Portfolio invests at least 65% of its total assets in common stock of foreign companies operating or based in at least five different countries, which may include countries with emerging markets. The Portfolio looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies or which offer attractive growth potential.



4. WE ADD THE FOLLOWING AS APPENDIX G:

Appendix G

Asset Transfer Formula Under Highest Daily Lifetime Five Benefit

We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your Annuity. However, as discussed in the "Living Benefits" section, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

Terms and Definitions referenced in the calculation formula:
  . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

  . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

  . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

  .   L - the target value as of the current Valuation Day.

  .   r - the target ratio.

  . a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

  . Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

  .   V - the total value of all Permitted Sub-accounts in the Annuity.

  .   F - the total value of all Benefit Fixed Rate Account allocations.

  . I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Account Value times the annual income percentage.

  .   T - the amount of a transfer into or out of the Benefit Fixed Rate
      Account.

  . I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 5%

Target Value Calculation:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If the variable Account Value (V) is equal to zero, no calculation is necessary.

   L = I * Q * a

Transfer Calculation:

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

   Target Ratio r = (L - F) / V.
     . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.
  . If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:



T ={Min(V, [L - F - V * C\\t\\] /       T(greater than)0, Money moving from
(1-C\\t\\))}                            the Permitted Sub-accounts to the
                                        Benefit Fixed Rate Account

T ={Min(F, [L - F - V * C\\t\\] /       T(less than)0, Money moving from the
(1-C\\t\\))}                            Benefit Fixed Rate Account to the
                                        Permitted Sub-accounts]



Example:

Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

Target Value Calculation:

L  = I * Q * a

   = 5000.67 * 1 * 15.34

   = 76,710.28

Target Ratio:

r  = (L - F) / V

   = (76,710.28 - 0) / 92,300.00

   = 83.11%

Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.

T  = { Min ( V, [ L - F - V * Ct] / ( 1 - Ct))}

   = { Min ( 92,300.00, [ 76,710.28 - 0 - 92,300.00 * 0.80] / ( 1 - 0.80))}

   = { Min ( 92,300.00, 14,351.40 )}

   = 14,351.40

                 Age 65 "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*



       Months
 Years      1     2     3     4     5     6     7     8     9    10    11    12
     1  15.34 15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
     2  14.91 14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
     3  14.47 14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
     4  14.04 14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
     5  13.60 13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
     6  13.15 13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
     7  12.71 12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
     8  12.26 12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
     9  11.82 11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
    10  11.38 11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
    11  10.94 10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
    12  10.50 10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
    13  10.07 10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
    14   9.64  9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
    15   9.22  9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
    16   8.81  8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
    17   8.40  8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
    18   8.00  7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
    19   7.62  7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
    20   7.24  7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
    21   6.88  6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
    22   6.52  6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
    23   6.19  6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
    24   5.86  5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
    25   5.56  5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
    26   5.27  5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
    27   4.99  4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
    28   4.73  4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
    29   4.49  4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
    30   4.26  4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
    31   4.04  4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
    32   3.83  3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
    33   3.62  3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
    34   3.42  3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
    35   3.22  3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
    36   3.02  3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
    37   2.81  2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
    38   2.61  2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
    39   2.40  2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
    40   2.20  2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
    41   2.01  1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

--------

*   The values set forth in this table are applied to all ages.

                 Supplement to Prospectuses Dated May 1, 2006
                      Supplement dated November 20, 2006

Supplement dated November 20, 2006 to the May 1, 2006 Prospectus for the following annuity product: American Skandia XTra Credit/SM/ SIX, as previously supplemented (the "Prospectus").

This Supplement should be read and retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you would like another copy of the current Prospectus, please contact American Skandia at 1-800-752-6342.

We are issuing this supplement to describe in the Prospectus for the above-referenced annuity product a new living benefit program, a change to the CDSC schedule with respect to American Skandia XTra Credit SIX and certain changes to the underlying mutual funds and the maximum charge with respect to certain optional benefits. These changes will be effective on or about November 20, 2006, unless specifically stated otherwise.

1.  MAXIMUM CHARGES FOR CERTAIN OPTIONAL BENEFITS

In the Summary of Contract Fees and Charges section of the prospectus, we revise the line items pertaining to GRO Plus Guaranteed Minimum Income Benefit Option, Guaranteed Minimum Withdrawal Benefit Option, Highest Daily Value Death Benefit Option, and combination 5% Roll-Up and HAV Death Benefit Option to read as follows:

                                                                              TOTAL
                                                          OPTIONAL            ANNUAL
                                                          BENEFIT             CHARGE
                                                            FEE/               for
                                                           CHARGE             ASXT6*
                                                      ----------------- ------------------
GUARANTEED RETURN OPTION PLUS/SM/ (GRO Plus/SM/)/GUARANTEED RETURN OPTION
                                                      (0.75%            1.90% in Annuity
                                                      maximum)*         Years 1-10;
                                                      0.25% Currently   0.90% in Annuity
                                                      of average daily  Years 11 and
                                                      net assets of the later; 1.65% for
                                                      Sub-accounts      Qualified BCO

GUARANTEED MINIMUM INCOME BENEFIT OPTION (GMIB)**
                                                      (1% maximum)*     1.65% in Annuity
                                                      0.50% Currently   Years 1-10;
                                                      per year of the   0.90% in Annuity
                                                      average           Years 11 and
                                                      Protected         later PLUS;
                                                      Income Value      0.50% per year
                                                      during each       of average
                                                      year; deducted    Protected Income
                                                      annually in       Value
                                                      arrears each
                                                      Annuity Year

GUARANTEED MINIMUM WITHDRAWAL BENEFIT OPTION (GMWB)**
                                                      (1.00%            2.00% in Annuity
                                                      maximum)*         Years 1-10;
                                                      0.35% Currently   1.00% in Annuity
                                                      of average daily  Years 11 and
                                                      net assets of the later; 1.75% for
                                                      Sub-accounts      Qualified BCO

HIGHEST DAILY VALUE DEATH BENEFIT (HDV)**
                                                      (1.00%            2.15% in Annuity
                                                      maximum)*         Years 1-10;
                                                      0.50% Currently   1.15% in Annuity
                                                      of average daily  Years 9 and later;
                                                      net assets of the 1.75% for
                                                      Sub-accounts      Qualified BCO

COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT**
                                                      (1.00%            2.15% in Annuity
                                                      maximum)*         Years 1-10;
                                                      0.50% Currently   1.15% in Annuity
                                                      of average daily  Years 11 and
                                                      net assets of the later;
                                                      Sub-accounts

* We reserve the right to increase the charge for this benefit up to a maximum amount indicated upon a step-up or reset, or for the election of the benefit.

2.  NEW INSURANCE FEATURE

We are adding the Highest Daily Lifetime Five/SM/ Income Benefit ("Highest Daily Lifetime Five"), that guarantees until the death of a single designated life the ability to withdraw an annual amount equal to a percentage of an initial principal value regardless of the impact of market performance on the Account Value. As a result, the following revisions are made to the Prospectus:

A.  We revise the Glossary of Terms section as follows:

..   We add a definition for "Benefit Fixed Rate Account", that reads as follows: "An investment option offered as part of this Annuity that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Account Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit."
..   We add a definition for "Highest Daily Lifetime Five Benefit" that reads as follows: "An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value."

B. The following information has been added to "YOUR OPTIONAL BENEFIT FEES AND CHARGES" table in the "Summary of Contract Fees and Charges" section of the
    Prospectus:

                                                                       TOTAL ANNUAL
                                                                          CHARGE
                                          OPTIONAL BENEFIT                 for
                                             FEE/CHARGE                    XT6*
                                     -------------------------- --------------------------
LIFETIME FIVE***
                               3.00%   (3.00 maximum)** 0.60%   2.25% in Annuity Years 1-
                                     currently of average daily 10; 1.25% in Annuity Years
                                       net assets of the Sub-          11 and later
                                              accounts
SPOUSAL LIFETIME FIVE***
                               3.00%   (3.00 maximum)** 0.75%   2.40% in Annuity Years 1-
                                     currently of average daily 10; 1.40% in Annuity Years
                                       net assets of the Sub-          11 and later
                                              accounts
HIGHEST DAILY LIFETIME FIVE***
                               3.00%   (3.00 maximum)** 0.60%   2.25% in Annuity Years 1-
                                     currently of average daily 10; 1.25% in Annuity Years
                                       net assets of the Sub-          11 and later
                                              accounts

* The Total Annual Charge includes the Insurance Charge and Distribution Charge (if applicable) assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.
** We reserve the right to increase the charge for Lifetime Five, Spousal Lifetime Five, and Highest Daily Lifetime Five to a maximum of 3 percent upon a step-up or for a new election of each such benefit. However, we have no present intention of increasing the charges for those benefits to that maximum level.
*** This optional benefit is not available under the Qualified BCO, and is currently not available in New York.

C. The Highest Daily Lifetime Five program is not available if you elect any other optional living benefit, therefore all references in the Prospectus that reflect the availability of the optional living benefits are revised accordingly.

D. The following description of the new optional living benefit is added as the last section under "Living Benefit Programs" in the Prospectus:

HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT
(HIGHEST DAILY LIFETIME FIVE)
The Highest Daily Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and will have a waiting period until you can elect Spousal Lifetime Five or Lifetime Five. Specifically, you will be permitted to elect Lifetime Five or Spousal Lifetime Five only on an anniversary of the Issue Date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Account Value in accordance with the then-permitted and available investment option(s) with this program.

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Highest Daily Life Income Benefit") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program -- the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Highest Daily Lifetime Five is the Protected Withdrawal Value, which is an amount that is distinct from Account Value. Protected Withdrawal Value is used to determine the Highest Daily Annual Income Amount -- which is an amount that you can take out annually as a withdrawal for your entire life. Because each of the Protected Withdrawal Value and Highest Daily Annual Income Amount is determined in a way that is not solely related to Account Value, it is possible for the Account Value to fall to zero, even though the Highest Daily Annual Income Amount remains. You are guaranteed to be able to withdraw the Highest Daily Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Highest Daily Annual Income Amount. Thus, you could experience a scenario in which your Account Value was zero, and, due to your excess withdrawals, your Highest Daily Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

KEY FEATURE -- Protected Withdrawal Value
The Protected Withdrawal Value is used to determine the amount of the annual payments under the Highest Daily Life Income Benefit. The Protected Withdrawal Value initially is equal to the Account Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Valuation Day"), the Protected Withdrawal Value is equal to the greater of:

     . the Protected Withdrawal Value for the immediately preceding business day (the "Prior Valuation Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive business days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated credit with respect to XT6) made on the Current Valuation Day; and
     .   the Account Value.

We cease these daily calculations of the Protected Withdrawal Value when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments (and any associated credits for XT6 only) will increase the amount we guarantee to pay annually under the Highest Daily Life Income Benefit (the "Highest Daily Annual Income Amount"), while "excess" withdrawals (as described below) may decrease the Highest Daily Annual Income Amount.

KEY FEATURE -- Highest Daily Annual Income Amount under the Highest Daily Lifetime Five Benefit
The initial Highest Daily Annual Income Amount is equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five benefit, if your cumulative withdrawals in an Annuity Year are less than or equal to the Highest Daily Annual Income Amount, they will not reduce your Highest Daily Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Highest Daily Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Highest Daily Annual Income Amount ("Excess Income"), your Highest Daily Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. A Purchase Payment that you make will increase the then-existing Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment (including, with respect to XT6, the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Highest Daily Annual Income Amount if your Account Value increases subsequent to your first withdrawal. We begin examining the Account Value for purposes of this feature starting with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary after your first withdrawal, we identify the Account Value on the business days corresponding to the end of each quarter that (i) is based on your Annuity Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Annuity Year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Account Values by 5%, adjust each such quarterly value for subsequent withdrawals and purchase payments, and then select the highest of those values. If the highest of those values exceeds the existing Highest Daily Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Highest Daily Annual Income Amount intact. In later years, (i.e., after the first Annuity Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Account Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Highest Daily Annual Income Amount, the charge for Highest Daily Lifetime Five has changed, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature.

The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Highest Daily Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in an Annuity Year are less than or equal to the Highest Daily Annual Income Amount, they will not reduce your Highest Daily Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Highest Daily Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.

If, cumulatively, you withdraw an amount less than the Highest Daily Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Highest Daily Annual Income Amount to subsequent Annuity Years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:

     .   The Issue Date is December 1, 2006
     . On May 2, 2007, the client elects Highest Daily Lifetime Five and takes the first withdrawal under the benefit on the same day.

Dollar-for-dollar reductions
On May 2, 2007, the Protected Withdrawal Value is $120,000, resulting in a Highest Daily Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Highest Daily Annual Income Amount for that Annuity Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Highest Daily Annual Income Amount -- $6,000 less $2,500 = $3,500.

Proportional reductions
Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Account Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Highest Daily Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount -- $1,500 - reduces the Highest Daily Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the excess withdrawal to the Account Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Highest Daily Annual Income Amount).

Here is the calculation:

  Account Value before withdrawal                                 $110,000.00
  Less amount of "non" excess withdrawal                           -$3,500.00
  Account Value immediately before excess withdrawal of $1,500    $106,500.00
  Excess withdrawal amount                                          $1,500.00
  Divided by Account Value immediately before excess withdrawal   $106,500.00
  Ratio                                                                  1.41%
  Annual Income Amount                                              $6,000.00
  Less ratio of 1.41%                                                 -$84.51
  Annual Income Amount for future Annuity Years                     $5,915.49

Highest Quarterly Step-Up

On each Annuity Anniversary date, the Highest Daily Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Annuity Anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is higher than the Highest Daily Annual Income Amount, also adjusted for excess withdrawals and additional Purchase Payments.

Continuing the same example as above, the Highest Daily Annual Income Amount for this Annuity Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Annuity Year, the Highest Daily Annual Income Amount will be stepped-up if 5% of the highest quarterly Account Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Valuation Days occur after the excess withdrawal on August 6.

                                Highest Quarterly Value  Adjusted Highest Daily
                                    (adjusted with      Annual Income Amount (5%
                                withdrawal and Purchase of the Highest Quarterly
      Date*       Account value       Payments)**                Value)
----------------- ------------- ----------------------- ------------------------
June 1, 2007       $118,000.00        $118,000.00              $5,900.00
August 6, 2007     $120,000.00        $112,885.55              $5,644.28
September 1, 2007  $112,000.00        $112,885.55              $5,644.28
December 1, 2007   $119,000.00        $119,000.00              $5,950.00

* In this example, the Annuity Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Annuity Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.

** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Highest Daily Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
     . The Account Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Highest Daily Annual Income Amount for the Annuity Year), resulting in an adjusted Account Value of $114,500 before the excess withdrawal.
     . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Account Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Highest Daily Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Account Value on September 1. Since the June 1 adjusted Highest Daily Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Account Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Highest Daily Annual Income Amount is reset to $5,950.00

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Highest Daily Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Highest Daily Annual Income Amount for the next Annuity Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

BENEFITS UNDER THE HIGHEST DAILY LIFETIME FIVE PROGRAM
     . To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Highest Daily Annual Income Amount and amounts are still payable under the Highest Daily Life Income Benefit, we will make an additional payment, if any, for that Annuity Year equal to the remaining Highest Daily Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Highest Daily Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Highest

         Daily Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Highest Daily Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.

     . If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Highest Daily Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

         (1) apply your Account Value to any Annuity option available; or
         (2) request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Highest Daily Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

          (1) the present value of the future Highest Daily Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
          (2) the Account Value.

     . If no withdrawal was ever taken, we will determine the Protected Withdrawal Value and calculate the Highest Daily Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations
     . Withdrawals under the Highest Daily Lifetime Five benefit are subject to all of the terms and conditions of the Annuity, including any CDSC.
     . Withdrawals made while the Highest Daily Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Highest Daily Lifetime Five program does not directly affect the Account Value or surrender value, but any withdrawal will decrease the Account Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Annuity you will receive the current surrender value.
     . You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Highest Daily Lifetime Five benefit. The Highest Daily Lifetime Five benefit provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Highest Daily Annual Income Amount in the form of periodic benefit payments. You must allocate your Account Value in accordance with the then available investment option(s) that we may permit in order to elect and maintain the Highest Daily Lifetime Five benefit.

Election of and Designations under the Program
For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

Highest Daily Lifetime Five can be elected at the time that you purchase your Annuity. However, with respect to XT6, you may elect this benefit at the time you purchase your Annuity only if the CDSC schedule for XT6 Annuities issued on or after November 20, 2006 applies. (See "Summary of Contract Fees and Charges" section of the Prospectus and section 2 of this Supplement). We also offer existing owners (i.e., those who have already acquired their Annuity) the option to elect Highest Daily Lifetime Five after the Issue Date, subject to our eligibility rules and restrictions. However, for existing Owners of XT6 whose Annuities are subject to the CDSC schedule for Annuities issued prior to November 20, 2006, this benefit may only be elected on or after the first anniversary of the Issue Date.

Currently, if you terminate the Highest Daily Lifetime Five benefit, you will
(a) not be permitted to re-elect the benefit and (b) will be allowed to elect the Spousal Lifetime Five Benefit or the Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five benefit.

Termination of the Program
You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. We reserve the right to further limit the frequency election in the future. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Annuity (iii) upon your election to begin receiving annuity payments (iv) upon the death of the designated life
(v) if both the Account Value and Highest Daily Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.

Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Highest Daily Lifetime Five

As indicated above, we limit the sub-accounts to which you may allocate Account Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". A list of the Permitted Sub-accounts appears in the application form that you must submit to us in order to elect this benefit. As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Account Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate purchase payments to that Account.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Account Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, based on paying you the projected Highest Daily Annual Income Amount each year for the rest of your life, we produce an estimate of the total amount of our obligation. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up implemented according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Account Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Liability Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Liability Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued contracts that elect Highest Daily Lifetime Five and existing contracts that elect Highest Daily Lifetime Five, we reserve the right to change the ratios.

While you are not notified when your Annuity reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

     .   Not make any transfer; or
     . If a portion of your Account Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or
     . Transfer all or a portion of your Account Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If a significant amount of your Account Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Account Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Account Value may be allocated to the Benefit Fixed Rate Account.

Additional Tax Considerations for Qualified Contracts
If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Highest Daily Annual Income Amount, which will cause us to increase the Highest Daily Annual Income Amount in any Annuity Year that required minimum distributions due from your Annuity that are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

2.  CHANGE TO THE CDSC SCHEDULE WITH RESPECT TO XT6

A. The list of the "CONTINGENT DEFERRED SALES CHARGES FOR EACH ANNUITY" in the "Summary of Contract Fees and Charges" section of the Prospectus is replaced with the following with regard to XT6:

For Annuities issued prior to November 20, 2006, the following schedule applies:

                                      XT6
       -----------------------------------------------------------------
       Yr.1 Yr.2 Yr.3 Yr. 4 Yr. 5 Yr. 6 Yr. 7 Yr. 8 Yr. 9 Yr. 10 Yr. 11+
       ---- ---- ---- ----- ----- ----- ----- ----- ----- ------ -------
       9.0% 9.0% 8.5% 8.0%  7.0%  6.0%  5.0%  4.0%  3.0%   2.0%   0.0%

     For Annuities issued on or after November 20, 2006, (subject to state availability), the following schedule applies*:

                                      XT6
       -----------------------------------------------------------------
       Yr.1 Yr.2 Yr.3 Yr. 4 Yr. 5 Yr. 6 Yr. 7 Yr. 8 Yr. 9 Yr. 10 Yr. 11+
       ---- ---- ---- ----- ----- ----- ----- ----- ----- ------ -------
       9.0% 9.0% 8.0% 7.0%  6.0%  5.0%  4.0%  3.0%  2.0%   1.0%   0.0%

     * In jurisdictions that have not yet approved this schedule, the schedule for Annuities issued prior to November 20, 2006 will apply.

B. Under the "Expense Examples" section of the Prospectus, we add a parenthetical after XT6 stating "(CDSC schedule for Annuities issued before November 20, 2006)". In addition, we add a new line item as follows:

                         IF YOU SURRENDER YOUR ANNUITY IF YOU ANNUITIZE YOUR ANNUITY
                         AT THE END OF THE APPLICABLE  AT THE END OF THE APPLICABLE   IF YOU DO NOT SURRENDER
                                TIME PERIOD:               TIME PERIOD:                    YOUR ANNUITY:
                         ---------------------------   ----------------------------- -------------------------
XT6 (CDSC schedule for   $1,479   $2,599 $3,602 $6,025 N/A   N/A   $3,026   $5,929   $615 $1,831 $3,026 $5,929
Annuities issued on or
after November 20, 2006)

C. We revise Appendix F of the Prospectus entitled "Selecting the Variable Annuity That's Right for You" as follows:

We revise the entry entitled "Withdrawal Charge Schedule" as follows:
(9%,9%,8%,7%,6%,5%,4%,3%,2%,1% for Annuities issued on or after November 20, 2006), and (9%, 9%, 8.5%, 8%, 7%, 6%, 5%, 4%, 3% 2% for Annuities issued prior to November 20, 2006).

The 0 percent and 6 percent Gross Rate of Return columns for Xtra Credit SIX assume the CDSC applicable to such Annuities sold prior to November 20, 2006. In addition to those hypothetical values, we add these values, for Xtra Credit SIX Annuities sold on or after November 20, 2006, which are subject to a different CDSC schedule:

0% Gross Rate of Return

         APEX II            ASAP III       Xtra Credit SIX         ASL II
    ------------------ ------------------ ------------------ ------------------
    Contract Surrender Contract Surrender Contract Surrender Contract Surrender
Yr   Value     Value    Value     Value    Value     Value    Value     Value
--  -------- --------- -------- --------- -------- --------- -------- ---------
1    96,942   88,442    97,335   88,835   103,243   94,243    96,942   96,942
2    93,936   85,936    94,700   87,700   100,044   91,044    93,936   93,936
3    91,021   84,021    92,136   85,636    96,942   88,942    91,021   91,021
4    88,197   82,197    89,640   83,640    93,936   86,936    88,197   88,197
5    85,458   85,458    87,211   82,211    91,022   85,022    85,458   85,458
6    85,470   85,470    85,333   81,333    88,197   83,197    82,804   82,804
7    82,815   82,815    83,019   80,019    85,458   81,458    80,231   80,231
8    80,242   80,242    80,767   78,767    82,804   79,804    77,737   77,737
9    77,748   77,748    79,051   79,051    80,231   78,231    75,320   75,320
10   75,330   75,330    77,371   77,371    77,737   76,737    72,976   72,976
11   72,986   72,986    75,727   75,727    76,083   76,083    70,705   70,705
12   70,714   70,714    74,117   74,117    74,466   74,466    68,503   68,503
13   68,512   68,512    72,541   72,541    72,882   72,882    66,368   66,368
14   66,377   66,377    70,998   70,998    71,332   71,332     64299   64,299
15   64,308   64,308    69,486   69,486    69,813   69,813    62,294   62,294
16   62,302   62,302    68,006   68,006    68,326   68,326    60,350   60,350
17   60,358   60,358    66,557   66,557    66,871   66,871    58,465   58,465
18   58,473   58,473    65,138   65,138    65,445   65,445    56,639   56,639
19   56,647   56,647    63,748   63,748    64,049   64,049    54,868   54,868
20   54,876   54,876    62,387   62,387    62,682   62,682    53,152   53,152
21   53,159   53,159    61,055   61,055    61,344   61,344    51,488   51,488
22   51,495   51,495    59,751   59,751    60,033   60,033    49,876   49,876
23   49,882   49,882    58,473   58,473    58,750   58,750    48,312   48,312
24   48,319   48,319    57,222   57,222    57,493   57,493    46,797   46,797
25   46,803   46,803    55,997   55,997    56,263   56,263    45,328   45,328

Assumptions:
a. $100,000 initial investment
b. Fund Expenses = 1.44%
c. No optional death benefits or living benefits elected
d. Annuity was issued on or after November 20, 2006
e. Surrender value assumes surrender 2 days before policy anniversary

6% Gross Rate of Return

         APEX II            ASAP III       Xtra Credit SIX         ASL II
    ------------------ ------------------ ------------------ ------------------
    Contract Surrender Contract Surrender Contract Surrender Contract Surrender
Yr   Value     Value    Value     Value    Value     Value    Value     Value
--  -------- --------- -------- --------- -------- --------- -------- ---------
1   102,742    94,242  103,159    94,659  109,420   100,420  102,742   102,742
2   105,567    97,567  106,427    99,427  112,393   103,393  105,567   105,567
3   108,470   101,470  109,798   103,298  115,448   107,448  108,470   108,470
4   111,453   105,453  113,276   107,276  118,586   111,586  111,453   111,453
5   114,518   114,518  116,864   111,864  121,811   115,811  114,518   114,518
6   120,492   120,492  121,082   117,082  125,125   120,125  117,667   117,667
7   123,805   123,805  124,917   121,917  128,530   124,530  120,902   120,902
8   127,210   127,210  128,874   126,874  132,028   129,028  124,227   124,227
9   130,708   130,708  133,762   133,762  135,623   133,623  127,643   127,643
10  134,302   134,302  138,838   138,838  139,316   138,316  131,153   131,153
11  137,995   137,995  144,106   144,106  144,562   144,562  134,759   134,759
12  141,789   141,789  149,574   149,574  150,011   150,011  138,465    138465
13  145,688   145,688  155,250   155,250  155,667   155,667  142,272   142,272
14  149,694   149,694  161,141   161,141  161,537   161,537  146,184   146,184
15  153,811   153,811  167,255   167,255  167,631   167,631  150,204   150,204
16  158,040   158,040  173,602   173,602  173,955   173,955  154,334   154,334
17  162,386   162,386  180,189   180,189  180,520   180,520  158,578   158,578
18  166,851   166,851  187,027   187,027  187,333   187,333  162,939   162,939
19  171,439   171,439  194,123   194,123  194,405   194,405  167,419   167,419
20  176,153   176,153  201,489   201,489  201,746   201,746  172,023   172,023
21  180,997   180,997  209,135   209,135  209,365   209,365  176,753   176,753
22  185,974   185,974  217,071   217,071  217,273   217,273  181,613   181,613
23  191,088   191,088  225,307   225,307  225,481   225,481  186,607   186,607
24  196,343   196,343  233,857   233,857  234,000   234,000  191,739   191,739
25  201,742   201,742  242,730   242,730  242,843   242,843  197,011   197,011

Assumptions:
a. $100,000 initial investment
b. Fund Expenses = 1.44%
c. No optional death benefits or living benefits elected
d. Annuity was issued on or after November 20, 2006
e. Surrender value assumes surrender 2 days before policy anniversary

Finally, we replace each table that depicts the days in which each annuity product would have the highest surrender value with the following:

In addition, the following charts indicate the days (measured from the Issue
Date) in which each annuity product would have the highest Surrender Value amongst the products listed given the above assumptions.

           0% Gross Rate of Return (After November 20, 2006)

                           Over 30 Years, days won
                                 Total Days        Year  Actual Days
                           ----------------------- ----- -----------
           APEX II                  1459             4-5  1460-1824
                                                     6-8  1826-2919

           ASAP III                  635               9  2936-3284
                                                      10  3364-3649

           Xtra Credit SIX          7397               5       1825
                                                     8-9  2920-2935
                                                    9-10  3285-3363
                                                   10-30 3650-10950

           ASL II                   1824             1-5     1-1824

           6% Gross Rate of Return (After November 20, 2006)

                           Over 30 Years, days won
                                 Total Days        Year  Actual Days
                           ----------------------- ----- -----------
           APEX II                   364               6   1826-2189

           ASAP III                  910               9   3245-3284
                                                      10   3511-3649
                                                   28-30 10220-10950

           Xtra Credit SIX          8472             4-5   1205-1825
                                                     6-9   2190-3244
                                                    9-10   3245-3510
                                                   10-28  3650-10219

           ASL II                   1204             1-4      1-1204

3.  CHANGE WITH RESPECT TO CERTAIN PORTFOLIOS OF AMERICAN SKANDIA TRUST

In the "Investment Options" section of the prospectus, we make the following changes to the chart setting forth a brief description of each variable investment option, to reflect the following subadviser name change with respect to one of the variable investment options:

..   AST Small Cap Value Portfolio. Salomon Brothers Asset Management will change its name to ClearBridge Advisers LLC, effective in December 2006.

In the "Investment Options" section of the prospectus, we revise the investment objectives/policies section, and portfolio advisor/sub-advisor section for two Portfolios to read as follows. These new descriptions reflect the addition of sub-advisors as well as revisions to non-fundamental investment policies:

     AST LSV International Value Portfolio.

                                                                        PORTFOLIO
   STYLE/                                                               ADVISOR/
    TYPE                INVESTMENT OBJECTIVES/POLICIES                 SUB-ADVISOR
------------- --------------------------------------------------- ---------------------
International AST International Value Portfolio (formerly         LSV Asset Management,
   Equity     AST LSV International Value Portfolio): seeks       Thornburg Investment
              capital growth. The Portfolio normally invests at   Management, Inc.
              least 80% of the Portfolio's investable assets (net
              assets plus borrowings made for investment
              purposes) in the equity securities of companies in
              developed countries outside the United States that
              are represented in the MSCI EAFE Index.

     AST William Blair International Growth Portfolio.

                                                                        PORTFOLIO
   STYLE/                                                               ADVISOR/
    TYPE                  INVESTMENT OBJECTIVES/POLICIES               SUB-ADVISOR
------------- ------------------------------------------------------ ---------------
International AST International Growth Portfolio (formerly, AST      Marsico Capital
   Equity     William Blair International Growth Portfolio): seeks   Management LLC,
              long-term capital appreciation. The Portfolio invests  William Blair &
              primarily in equity-related securities of foreign      Company, LLC
              issuers. The Portfolio invests primarily in the
              common stock of large and medium-sized foreign
              companies, although it may also invest in companies
              of all sizes. Under normal circumstances, the
              Portfolio invests at least 65% of its total assets in
              common stock of foreign companies operating or
              based in at least five different countries, which may
              include countries with emerging markets. The
              Portfolio looks primarily for stocks of companies
              whose earnings are growing at a faster rate than other
              companies or which offer attractive growth potential.

4.  WE ADD THE FOLLOWING AS APPENDIX G:

Appendix G

Asset Transfer Formula Under Highest Daily Lifetime Five Benefit

We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your contract. However, as discussed in the "Living Benefits" section, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future. However, upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your Annuity.

Terms and Definitions referenced in the calculation formula:
..   C\\u\\ - the upper target is established on the effective date of the
    Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.
..   C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.
..   C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.
..   L - the target value as of the current Valuation Day.
..   r - the target ratio.
..   a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%.
    Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.
..   Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.
..   V - the total value of all Permitted Sub-accounts in the Annuity.

..   F - the total value of all Benefit Fixed Rate Account allocations.
..   I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Account Value times the annual income percentage.
..   T - the amount of a transfer into or out of the Benefit Fixed Rate Account.
..   I% - Annual Income Amount percentage. This factor is established on the
    Effective Date and is not changed for the life of the guarantee. Currently, it is 5%

Target Value Calculation:
On each Valuation Day, a target value (L) is calculated, according to the following formula. If the variable Account Value (V) is equal to zero, no calculation is necessary.

              L = I * Q * a

Transfer Calculation:
The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

       Target Ratio r = (L - F) / V.
           . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.
    . If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T ={Min(V, [L - F - V * C\\t\\] / (1-C\\t\\))} T(greater than)0, Money moving from the Permitted Sub-accounts to the Benefit Fixed Rate Account
T ={Min(F, [L - F - V * C\\t\\] / (1-C\\t\\))} T(less than)0, Money moving from the Benefit Fixed Rate Account to the Permitted Sub-accounts]

Example:
Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

Target Value Calculation:

L   = I * Q * a

    = 5000.67 * 1 * 15.34

    = 76,710.28

Target Ratio:

r   = (L - F) / V

    = (76,710.28 - 0) / 92,300.00

    = 83.11%

Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.

T   = { Min ( V, [ L - F - V * Ct] / ( 1 - Ct))}

    = { Min ( 92,300.00, [ 76,710.28 - 0 - 92,300.00 * 0.80] / ( 1 - 0.80))}

    = { Min ( 92,300.00, 14,351.40 )}

    = 14,351.40

                 Age 65 "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*

                                      Months
      -----------------------------------------------------------------------
Years   1     2     3     4     5     6     7     8     9    10    11    12
----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34 15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91 14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47 14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04 14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60 13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15 13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71 12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26 12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82 11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38 11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94 10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50 10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07 10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64  9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22  9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81  8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40  8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00  7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62  7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24  7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88  6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52  6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19  6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86  5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56  5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27  5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99  4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73  4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49  4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26  4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
 31    4.04  4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
 32    3.83  3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
 33    3.62  3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
 34    3.42  3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
 35    3.22  3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
 36    3.02  3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
 37    2.81  2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
 38    2.61  2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
 39    2.40  2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
 40    2.20  2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
 41    2.01  1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

* The values set forth in this table are applied to all ages.

                 Supplement to Prospectuses Dated May 1, 2006
                      Supplement dated November 20, 2006

Supplement dated November 20, 2006 to the May 1, 2006 Prospectuses for the following annuity products: Optimum and Optimum Four, as previously supplemented (the "Prospectuses").

This Supplement should be read and retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current Prospectus, please contact American Skandia at 1-800-752-6342.

We are issuing this supplement to describe in the Prospectus for the above-referenced annuity products a new living benefit program, certain changes to the underlying mutual funds and the maximum charge with respect to certain optional benefits. These changes will be effective on or about November 20, 2006, unless specifically stated otherwise.

1. MAXIMUM CHARGES FOR CERTAIN OPTIONAL BENEFITS

In the Summary of Contract Fees and Charges section of the prospectus, we revise the line items pertaining to GRO Plus Guaranteed Minimum Income Benefit Option, Guaranteed Minimum Withdrawal Benefit Option, Highest Daily Value Death Benefit Option, and combination 5% Roll-Up and HAV Death Benefit Option to read as follows:

                                         OPTIONAL   TOTAL ANNUAL  TOTAL ANNUAL
                                         BENEFIT       CHARGE        CHARGE
                                           FEE/         for            for
                                          CHARGE      Optimum*    Optimum Four*
                                        ----------- ------------- -------------
 GUARANTEED RETURN OPTION PLUS(SM) (GRO Plus(SM))/GUARANTEED RETURN OPTION

                                        (0.75%      1.50% in      1.90% for
                                        maximum)    Annuity Years Qualified BCO
                                        0.25%       1-8; 0.90% in
                                        Currently   Annuity Years
                                        of average  9 and later;
                                        daily net   1.65% for
                                        assets of   Qualified BCO
                                        the Sub-
                                        accounts

 GUARANTEED MINIMUM INCOME BENEFIT OPTION

                                        (1%         1.50% in      1.90% for
                                        maximum)    Annuity Years Qualified BCO
                                        0.50%       1-8; 0.90% in
                                        Currently   Annuity Years
                                        per year of 9 and later;
                                        the         1.65% for
                                        average     Qualified BCO
                                        Protected
                                        Income
                                        Value
                                        during
                                        each year;
                                        deducted
                                        annually
                                        in arrears
                                        each
                                        Annuity
                                        Year

 GUARANTEED MINIMUM WITHDRAWAL BENEFIT OPTION (GMWB)**

                                        (1.00%      1.60% in      2.00% for
                                        maximum)    Annuity Years Qualified BCO
                                        0.35%       1-8; 0.90% in
                                        Currently   Annuity Years
                                        of average  9 and later;
                                        daily net   1.75% for
                                        assets of   Qualified BCO
                                        the Sub-
                                        accounts

 HIGHEST DAILY VALUE DEATH BENEFIT (HDV)**

                                        (1.00%      1.75% in      2.15%
                                        maximum)    Annuity Years
                                        0.50%       1-8; 1.15% in
                                        Currently   Annuity Years
                                        of average  9 and later;
                                        daily net   1.75% for
                                        assets of   Qualified BCO
                                        the Sub-
                                        accounts
* We reserve the right to increase the charge for this benefit up to a maximum amount indicated upon a step-up or reset, or for election of the benefit.

      COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT**

                                             0.50% of  1.75% in      2.15%
                                             average   Annuity Years
                                             daily net 1-8; 1.15% in
                                             assets of Annuity Years
                                             the Sub-  9 and later;
                                             accounts  1.75% for
                                             (1.00%    Qualified BCO
                                             maximum)

2. NEW INSURANCE FEATURE

   We are adding the Highest Daily Lifetime Five(SM) Income Benefit ("Highest Daily Lifetime Five"), that guarantees until the death of a single designated life the ability to withdraw an annual amount equal to a percentage of an initial principal value regardless of the impact of market performance on the Account Value. As a result, the following revisions are made to the Prospectus:

A. We revise the Glossary of Terms section as follows:

  . We add a definition for "Benefit Fixed Rate Account", that reads as follows: "An investment option offered as part of this Annuity that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Account Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit."

  . We add a definition for "Highest Daily Lifetime Five Benefit" that reads as follows: "An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value."

B. The following information has been added to "YOUR OPTIONAL BENEFIT FEES AND CHARGES" table in the "Summary of Contract Fees and Charges" section of the
   Prospectus:

                                                                   TOTAL ANNUAL
                                                  TOTAL ANNUAL       CHARGE
                             OPTIONAL BENEFIT        CHARGE            for
                                   FEE/                for           Optimum
                                  CHARGE            Optimum*          Four*
                             -----------------  -----------------  ------------
LIFETIME FIVE INCOME
  BENEFIT***
MAXIMUM CHARGE FOR LIFETIME  0.60% currently    1.85% in Annuity        2.25%
  FIVE ** 3.00%              of average daily   Years 1-8; 1.25%
                             net assets of the  in Annuity Years
                             Sub-accounts       9 and later
SPOUSAL LIFETIME FIVE
  INCOME BENEFIT***
MAXIMUM CHARGE FOR SPOUSAL   0.75% currently    2.00% in Annuity        2.40%
  LIFETIME                   of average daily   Years 1-8; 1.25%
FIVE ** 3.00%                net assets of the  in Annuity Years
                             Sub-accounts       9 and later
HIGHEST DAILY LIFETIME FIVE
  INCOME BENEFIT***
MAXIMUM CHARGE FOR HIGHEST   0.60% currently    1.85% in Annuity        2.25%
  DAILY LIFETIME FIVE* 3.00% of average daily   Years 1-8; 1.25%
                             net assets of the  in Annuity Years
                             Sub-accounts       9 and later

--------
* The Total Annual Charge includes the Insurance Charge and Distribution Charge (if applicable) assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.
** We reserve the right to increase the charge for Lifetime Five, Spousal Lifetime Five, and Highest Daily Lifetime Five to a maximum of 3 percent upon a step-up or for a new election of each such benefit. However, we have no present intention of increasing the charges for those benefits to that maximum level.
*** This optional benefit is not available under the Qualified BCO.

    C. The Highest Daily Lifetime Five program is not available if you elect any other optional living benefit, therefore all references in the Prospectus that reflect the availability of the optional living benefits are revised accordingly.

    D. The following description of the new optional living benefit is added as the last section under "Living Benefit Programs" in the Prospectus:

HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT
(HIGHEST DAILY LIFETIME FIVE)

The Highest Daily Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and will have a waiting period until you can elect Spousal Lifetime Five or Lifetime Five. Specifically, you will be permitted to elect Lifetime Five or Spousal Lifetime Five only on an anniversary of the Issue Date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Account Value in accordance with the then-permitted and available investment option(s) with this program.

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Highest Daily Life Income Benefit") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program -- the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Highest Daily Lifetime Five is the Protected Withdrawal Value, which is an amount that is distinct from Account Value. Protected Withdrawal Value is used to determine the Highest Daily Annual Income Amount--- which is an amount that you can take out annually as a withdrawal for your entire life. Because each of the Protected Withdrawal Value and Highest Daily Annual Income Amount is determined in a way that is not solely related to Account Value, it is possible for the Account Value to fall to zero, even though the Highest Daily Annual Income Amount remains. You are guaranteed to be able to withdraw the Highest Daily Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Highest Daily Annual Income Amount. Thus, you could experience a scenario in which your Account Value was zero, and, due to your excess withdrawals, your Highest Daily Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

KEY FEATURE -- Protected Withdrawal Value

The Protected Withdrawal Value is used to determine the amount of the annual payments under the Highest Daily Life Income Benefit. The Protected Withdrawal Value initially is equal to the Account Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Valuation Day"), the Protected Withdrawal Value is equal to the greater of:

  . the Protected Withdrawal Value for the immediately preceding business day (the "Prior Valuation Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive business days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and

  .   the Account Value.

We cease these daily calculations of the Protected Withdrawal Value when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments will increase the amount we guarantee to pay annually under the Highest Daily Life Income Benefit (the "Highest Daily Annual Income Amount"), while "excess" withdrawals (as described below) may decrease the Highest Daily Annual Income Amount.

KEY FEATURE -- Highest Daily Annual Income Amount under the Highest Daily Lifetime Five Benefit

The initial Highest Daily Annual Income Amount is equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five benefit, if your cumulative withdrawals in an Annuity Year are less than or equal to the Highest Daily Annual Income Amount, they will not reduce your Highest Daily Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Highest Daily Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Highest Daily Annual Income Amount ("Excess Income"), your Highest Daily Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. A Purchase Payment that you make will increase the then-existing Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment.

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Highest Daily Annual Income Amount if your Account Value increases subsequent to your first withdrawal. We begin examining the Account Value for purposes of this feature starting with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary after your first withdrawal, we identify the Account Value on the business days corresponding to the end of each quarter that (i) is based on your Annuity Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Annuity Year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Account Values by 5%, adjust each such quarterly value for subsequent withdrawals and purchase payments, and then select the highest of those values. If the highest of those values exceeds the existing Highest Daily Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Highest Daily Annual Income Amount intact. In later years, (i.e., after the first Annuity Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Account Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Highest Daily Annual Income Amount, the charge for Highest Daily Lifetime Five has changed, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature.

The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Highest Daily Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in an Annuity Year are less than or equal to the Highest Daily Annual Income Amount, they will not reduce your Highest Daily Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Highest Daily Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.

If, cumulatively, you withdraw an amount less than the Highest Daily Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Highest Daily Annual Income Amount to subsequent Annuity Years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:

  .   The Issue Date is December 1, 2006

  . On May 2, 2007, the client elects Highest Daily Lifetime Five and takes the first withdrawal under the benefit on the same day.

Dollar-for-dollar reductions

On May 2, 2007, the Protected Withdrawal Value is $120,000, resulting in a Highest Daily Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Highest Daily Annual Income Amount for that Annuity Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Highest Daily Annual Income Amount -- $6,000 less $2,500 = $3,500.

Proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Account Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Highest Daily Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount -- $1,500 - reduces the Highest Daily Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the excess withdrawal to the Account Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Highest Daily Annual Income Amount).

Here is the calculation:

Account Value before withdrawal..................................  $110,000.00
Less amount of "non" excess withdrawal........................... -$  3,500.00
Account Value immediately before excess withdrawal of $1,500.....  $106,500.00
Excess withdrawal amount.........................................  $  1,500.00
Divided by Account Value immediately before excess withdrawal....  $106,500.00
Ratio............................................................         1.41%
Annual Income Amount.............................................  $  6,000.00
Less ratio of 1.41%.............................................. -$     84.51
Annual Income Amount for future Annuity Years....................  $  5,915.49

Highest Quarterly Step-Up

On each Annuity Anniversary date, the Highest Daily Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Annuity Anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is higher than the Highest Daily Annual Income Amount, also adjusted for excess withdrawals and additional Purchase Payments.

Continuing the same example as above, the Highest Daily Annual Income Amount for this Annuity Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Annuity Year, the Highest Daily Annual Income Amount will be stepped-up if 5% of the highest quarterly Account Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Valuation Days occur after the excess withdrawal on August 6.

                                 Highest Quarterly Value Adjusted Highest Daily
                                     (adjusted with       Annual Income Amount
                                 withdrawal and Purchase   (5% of the Highest
 Date*             Account value       Payments)**          Quarterly Value)
 -----             ------------- ----------------------- ----------------------
 June 1, 2007.....  $118,000.00        $118,000.00             $5,900.00
 August 6, 2007...  $120,000.00        $112,885.55             $5,644.28
 September 1, 2007  $112,000.00        $112,885.55             $5,644.28
 December 1, 2007.  $119,000.00        $119,000.00             $5,950.00
--------
* In this example, the Annuity Anniversary date is December 1. The quarterly valuation dates are every three months thereafter -
   March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Annuity Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.
** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Highest Daily Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

  . The Account Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Highest Daily Annual Income Amount for the Annuity Year), resulting in an adjusted Account Value of $114,500 before the excess withdrawal.
  . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Account Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Highest Daily Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Account Value on September 1. Since the June 1 adjusted Highest Daily Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Account Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Highest Daily Annual Income Amount is reset to $5,950.00

In this example, 5% of the December 1 value yields the highest amount of $ 5,950.00. Since this amount is higher than the current year's Highest Daily Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Highest Daily Annual Income Amount for the next Annuity Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

BENEFITS UNDER THE HIGHEST DAILY LIFETIME FIVE PROGRAM

    . To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Highest Daily Annual Income Amount and amounts are still payable under the Highest Daily Life Income Benefit, we will make an additional payment, if any, for that Annuity Year equal to the remaining Highest Daily Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Highest Daily Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Highest Daily Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Highest Daily Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.

    . If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Highest Daily Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1) apply your Account Value to any Annuity option available; or

       (2) request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Highest Daily Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

   (1) the present value of the future Highest Daily Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

   (2) the Account Value.

    . If no withdrawal was ever taken, we will determine the Protected Withdrawal Value and calculate the Highest Daily Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

    . Withdrawals under the Highest Daily Lifetime Five benefit are subject to all of the terms and conditions of the Annuity, including any CDSC.

    . Withdrawals made while the Highest Daily Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Highest Daily Lifetime Five program does not directly affect the Account Value or surrender value, but any withdrawal will decrease the Account Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Annuity you will receive the current surrender value.

    . You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Highest Daily Lifetime Five benefit. The Highest Daily Lifetime Five benefit provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Highest Daily Annual Income Amount in the form of periodic benefit payments. You must allocate your Account Value in accordance with the then available investment option(s) that we may permit in order to elect and maintain the Highest Daily Lifetime Five benefit.

Election of and Designations under the Program

For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

Highest Daily Lifetime Five can be elected at the time that you purchase your Annuity. However, with respect to Optimum Plus, you may elect this benefit at the time you purchase your Annuity only if the CDSC schedule for Optimum Plus Annuities issued on or after November 20, 2006 applies. (See "Summary of Contract Fees and Charges" section of the Prospectus and section 2 of this Supplement). We also offer existing owners (i.e., those who have already acquired their Annuity) the option to elect Highest Daily Lifetime Five after the Issue Date, subject to our eligibility rules and restrictions. However, for existing Owners of Optimum Plus whose Annuities are subject to the CDSC schedule for Annuities issued prior to November 20, 2006, this benefit may only be elected on or after the first anniversary of the Issue Date.

Currently, if you terminate the Highest Daily Lifetime Five benefit, you will
(a) not be permitted to re-elect the benefit and (b) will be allowed to elect the Spousal Lifetime Five Benefit or the Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five benefit.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. We reserve the right to further limit the frequency election in the future. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Annuity (iii) upon your election to begin receiving annuity payments (iv) upon the death of the designated life
(v) if both the Account Value and Highest Daily Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.

Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Highest Daily Lifetime Five

As indicated above, we limit the sub-accounts to which you may allocate Account Value if you elect Highest Daily Value Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". A list of the Permitted Sub-accounts appears in the application form that you must submit to us in order to elect this benefit. As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Account Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate purchase payments to that Account.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Account Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, based on paying you the projected Highest Daily Annual Income Amount each year for the rest of your life, we produce an estimate of the total amount of our obligation. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up implemented according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Account Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Liability Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued contracts that elect Highest Daily Lifetime Five and existing contracts that elect Highest Daily Lifetime Five, we reserve the right to change the ratios.

While you are not notified when your Annuity reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

  .   Not make any transfer; or

  . If a portion of your Account Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

  . Transfer all or a portion of your Account Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If a significant amount of your Account Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Account Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Account Value may be allocated to the Benefit Fixed Rate Account.

Additional Tax Considerations for Qualified Contracts

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Highest Daily Annual Income Amount, which will cause us to increase the Highest Daily Annual Income Amount in any Annuity Year that required minimum distributions due from your Annuity that are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

2. CHANGE WITH RESPECT TO CERTAIN PORTFOLIOS OF AMERICAN SKANDIA TRUST

In the "Investment Options" section of the prospectus, we make the following changes to the chart setting forth a brief description of each variable investment option, to reflect the following subadviser name change with respect to one of the variable investment options:

  . AST Small Cap Value Portfolio. Salomon Brothers Asset Management will change its name to ClearBridge Advisers LLC, effective in December 2006.

In the "Investment Options" section of each prospectus, we revise the investment objectives/policies section, and portfolio advisor/sub-advisor section for two Portfolios to read as follows. These new descriptions reflect the addition of sub-advisors as well as revisions to non-fundamental investment policies:

   AST LSV International Value Portfolio.

                                                                     PORTFOLIO
   STYLE/                                                            ADVISOR/
    TYPE                 INVESTMENT OBJECTIVES/POLICIES             SUB-ADVISOR
   ------     ----------------------------------------------------  -----------
International AST International Value Portfolio (formerly AST LSV   LSV Asset
   Equity     International Value Portfolio): seeks capital         Management,
              growth. The Portfolio normally invests at least 80%   Thornburg
              of the Portfolio's investable assets (net assets      Investment
              plus borrowings made for investment purposes) in the  Management,
              equity securities of companies in developed           Inc.
              countries outside the United States that are represented in the MSCI EAFE Index.

   AST William Blair International Growth Portfolio.

                                                                     PORTFOLIO
   STYLE/                                                            ADVISOR/
    TYPE                 INVESTMENT OBJECTIVES/POLICIES             SUB-ADVISOR
   ------     ----------------------------------------------------  -----------
International AST International Growth Portfolio (formerly,AST      Marsico
   Equity     William Blair International Growth Portfolio): seeks  Capital
              long-term capital appreciation. The Portfolio         Management
              invests primarily in equity-related securities of     LLC,
              foreign issuers. The Portfolio invests primarily in   William
              the common stock of large and medium-sized foreign    Blair &
              companies, although it may also invest in companies   Company,
              of all sizes. Under normal circumstances, the         LLC
              Portfolio invests at least 65% of its total assets in common stock of foreign companies operating or based in at least five different countries, which may include countries with emerging markets. The
              Portfolio looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies or which offer attractive growth potential.

4. WE ADD THE FOLLOWING AS APPENDIX G:

Appendix G

Asset Transfer Formula Under Highest Daily Lifetime Five Benefit

We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your Annuity. However, as discussed in the "Living Benefits" section, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

Terms and Definitions referenced in the calculation formula:

  . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

  . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

  . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

  .   L - the target value as of the current Valuation Day.

  .   r - the target ratio.

  . a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

  . Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

  .   V - the total value of all Permitted Sub-accounts in the Annuity.

  .   F - the total value of all Benefit Fixed Rate Account allocations.

  . I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Account Value times the annual income percentage.

  .   T - the amount of a transfer into or out of the Benefit Fixed Rate
      Account.

  . I% - Annual Income Amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 5%

Target Value Calculation:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If the variable Account Value (V) is equal to zero, no calculation is necessary.

              L = I * Q * a

Transfer Calculation:

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

   Target Ratio r = (L - F) / V.

  . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

  . If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T ={Min(V, [L - F - V * Ct] / (1-Ct))}  T(greater than)0, Money moving from the Permitted Sub-accounts to the
                                        Benefit Fixed Rate Account
T ={Min(F, [L - F - V * Ct] / (1-Ct))}  T(less than)0, Money moving from the
                                        Benefit Fixed Rate Account to the
                                        Permitted Sub-accounts]

Example:

Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

Target Value Calculation:

L     = I * Q * a

      = 5000.67 * 1 * 15.34

      = 76,710.28

Target Ratio:

r     = (L - F) / V

      = (76,710.28 - 0) / 92,300.00

      = 83.11%

Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.

T     = { Min ( V, [ L - F - V * Ct] / ( 1 - Ct))}

      = { Min ( 92,300.00, [ 76,710.28 - 0 - 92,300.00 * 0.80] / ( 1 - 0.80))}

      = { Min ( 92,300.00, 14,351.40 )}

      = 14,351.40

                 Age 65 "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*

       Months
 Years     1      2     3     4     5     6     7     8     9    10    11    12
     1 15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
     2 14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
     3 14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
     4 14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
     5 13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
     6 13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
     7 12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
     8 12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
     9 11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
    10 11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
    11 10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
    12 10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
    13 10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
    14  9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
    15  9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
    16  8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
    17  8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
    18  8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
    19  7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
    20  7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
    21  6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
    22  6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
    23  6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
    24  5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
    25  5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
    26  5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
    27  4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
    28  4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
    29  4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
    30  4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
    31  4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
    32  3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
    33  3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
    34  3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
    35  3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
    36  3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
    37  2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
    38  2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
    39  2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
    40  2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
    41  2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17
--------
*   The values set forth in this table are applied to all ages.

                 Supplement to Prospectuses Dated May 1, 2006
                      Supplement dated November 20, 2006

Supplement dated November 20, 2006 to the May 1, 2006 Prospectuses for the following annuity product: Optimum, Plus, as previously supplemented (the "Prospectus").

This Supplement should be read and retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you would like another copy of the current Prospectus, please contact American Skandia at 1-800-752-6342.

We are issuing this supplement to describe in the Prospectus a new living benefit program, a change to the CDSC schedule with respect to Optimum Plus and certain changes to the underlying mutual funds and the maximum charge with respect to certain optional benefits. These changes will be effective on or about November 20, 2006, unless specifically stated otherwise.

1. MAXIMUM CHARGES FOR CERTAIN OPTIONAL BENEFITS

In the Summary of Contract Fees and Charges section of the prospectus, we revise the line item pertaining to GRO Plus to read as follows:

                                                                TOTAL
                                                               ANNUAL
                                        OPTIONAL               CHARGE
                                         BENEFIT                 for
                                          FEE/                 Optimum
                                         CHARGE                 Plus*
                                     -------------------     ----------------

GUARANTEED RETURN OPTION PLUS(SM) (GRO
  Plus(SM))/GUARANTEED RETURN OPTION

                                   0.25% of average        1.90% in Annuity
                                   daily net               Years
                                   assets                  1-10;
                                   of the Sub-accounts     0.90% in
                                   (0.75%                  Annuity
                                   maximum)                Years 11
                                                           and
                                                           later;
                                                           1.65% for
                                                           Qualified
                                                           BCO

GUARANTEED MINIMUM INCOME BENEFIT OPTION (GMIB)**
                                   0.50% per               1.65% in
                                   year of                 Annuity
                                   the                     Years
                                   average                 1-10;
                                   Protected               0.90% in
                                   Income                  Annuity
                                   Value                   Years 11
                                   during                  and later
                                   each                    PLUS;
                                   year;                   0.50% per
                                   deducted                year of
                                   annually                average
                                   in                      Protected
                                   arrears                 Income
                                   each                    Value
                                   Annuity
                                   Year (1%
                                   maximum)

GUARANTEED MINIMUM WITHDRAWAL BENEFIT OPTION
  (GMWB)**
                                   0.35% of                2.00% in
                                   average                 Annuity
                                   daily net               Years
                                   assets of               1-10;
                                   the                     1.00% in
                                   Sub-accounts            Annuity
                                   (1.00%                  Years 11
                                   maximum)                and
                                                           later;
                                                           1.75% for
                                                           Qualified
                                                           BCO

HIGHEST DAILY VALUE DEATH BENEFIT (HDV)**
                                   0.50% of                2.15% in
                                   average                 Annuity
                                   daily net               Years
                                   assets of               1-10;
                                   the                     1.15% in
                                   Sub-accounts            Annuity
                                   (1.00%                  Years 9
                                   maximum)                and
                                                           later;
                                                           1.75% for
                                                           Qualified
                                                           BCO

COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT**
                                       (1%                  2.15% in
                                       maximum)*            Annuity
                                       0.50%                Years 1-10;
                                       Currently            1.15% in
                                       of                   Annuity
                                       average              Years 11
                                       daily net            and later;
                                       assets of
                                       the
                                       Sub-accounts

* We reserve the right to increase the charge for this benefit up to a maximum amount indicated upon a step-up or reset, or for the election of the benefit.

2. NEW INSURANCE FEATURE

   We are adding the Highest Daily Lifetime Five(SM) Income Benefit ("Highest Daily Lifetime Five"), that guarantees until the death of a single designated life the ability to withdraw an annual amount equal to a percentage of an initial principal value regardless of the impact of market performance on the Account Value. As a result, the following revisions are made to the Prospectus:

   A. We revise the Glossary of Terms section as follows:

  . We add a definition for "Benefit Fixed Rate Account", that reads as follows: "An investment option offered as part of this Annuity that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Account Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit."

  . We add a definition for "Highest Daily Lifetime Five Benefit" that reads as follows: "An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value."

    B. The following information has been added to "YOUR OPTIONAL BENEFIT FEES AND CHARGES" table in the "Summary of Contract Fees and Charges" section of the Prospectus:

                                                              TOTAL ANNUAL
                                                                 CHARGE
                                       OPTIONAL BENEFIT            for
                                          FEE/CHARGE          Optimum Plus*
                                      -------------------  -------------------
LIFETIME FIVE***
                                      (3.00 maximum)**     2.25% in Annuity
                                      0.60% currently of   Years 1-10; 1.25%
                                      average daily net    in Annuity Years 11
                                      assets of the        and later
                                      Sub-accounts

SPOUSAL LIFETIME FIVE***
                                      (3.00 maximum)**     2.40% in Annuity
                                      0.75% currently of   Years 1-10; 1.40%
                                      average daily net    in Annuity Years 11
                                      assets of the        and later
                                      Sub-accounts

HIGHEST DAILY LIFETIME FIVE***
                                      (3.00 maximum)**     2.25% in Annuity
                                      0.60% currently of   Years 1-10; 1.25%
                                      average daily net    in Annuity Years 11
                                      assets of the        and later
                                      Sub-accounts
--------
* The Total Annual Charge includes the Insurance Charge and Distribution Charge (if applicable) assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.
** We reserve the right to increase the charge for Lifetime Five, Spousal Lifetime Five, and Highest Daily Lifetime Five to a maximum of 3 percent upon a step-up or for a new election of each such benefit. However, we have no present intention of increasing the charges for those benefits to that maximum level.
*** This optional benefit is not available under the Qualified BCO.

    C. The Highest Daily Lifetime Five program is not available if you elect any other optional living benefit, therefore all references in the Prospectus that reflect the availability of the optional living benefits are revised accordingly.

    D. The following description of the new optional living benefit is added as the last section under "Living Benefit Programs" in the Prospectus:

HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT
(HIGHEST DAILY LIFETIME FIVE)

The Highest Daily Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and will have a waiting period until you can elect Spousal Lifetime Five or Lifetime Five. Specifically, you will be permitted to elect Lifetime Five or Spousal Lifetime Five only on an anniversary of the Issue Date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Account Value in accordance with the then-permitted and available investment option(s) with this program.

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Highest Daily Life Income Benefit") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program -- the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Highest Daily Lifetime Five is the Protected Withdrawal Value, which is an amount that is distinct from Account Value. Protected Withdrawal Value is used to determine the Highest Daily Annual Income Amount -- which is an amount that you can take out annually as a withdrawal for your entire life. Because each of the Protected Withdrawal Value and Highest Daily Annual Income Amount is determined in a way that is not solely related to Account Value, it is possible for the Account Value to fall to zero, even though the Highest Daily Annual Income Amount remains. You are guaranteed to be able to withdraw the Highest Daily Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Highest Daily Annual Income Amount. Thus, you could experience a scenario in which your Account Value was zero, and, due to your excess withdrawals, your Highest Daily Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

KEY FEATURE -- Protected Withdrawal Value

The Protected Withdrawal Value is used to determine the amount of the annual payments under the Highest Daily Life Income Benefit. The Protected Withdrawal Value initially is equal to the Account Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Valuation Day"), the Protected Withdrawal Value is equal to the greater of:

     . the Protected Withdrawal Value for the immediately preceding business day (the "Prior Valuation Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive business days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated credit with respect to Optimum Plus) made on the Current Valuation Day; and

     .   the Account Value.

We cease these daily calculations of the Protected Withdrawal Value when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments (and any associated credits for Optimum Plus only) will increase the amount we guarantee to pay annually under the Highest Daily Life Income Benefit (the "Highest Daily Annual Income Amount"), while "excess" withdrawals (as described below) may decrease the Highest Daily Annual Income Amount.

KEY FEATURE -- Highest Daily Annual Income Amount under the Highest Daily Lifetime Five Benefit

The initial Highest Daily Annual Income Amount is equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five benefit, if your cumulative withdrawals in an Annuity Year are less than or equal to the Highest Daily Annual Income Amount, they will not reduce your Highest Daily Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Highest Daily Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Highest Daily Annual Income Amount ("Excess Income"), your Highest Daily Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. A Purchase Payment that you make will increase the then-existing Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment (including, with respect to Optimum Plus, the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Highest Daily Annual Income Amount if your Account Value increases subsequent to your first withdrawal. We begin examining the Account Value for purposes of this feature starting with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary after your first withdrawal, we identify the Account Value on the business days corresponding to the end of each quarter that (i) is based on your Annuity Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Annuity Year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Account Values by 5%, adjust each such quarterly value for subsequent withdrawals and purchase payments, and then select the highest of those values. If the highest of those values exceeds the existing Highest Daily Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Highest Daily Annual Income Amount intact. In later years, (i.e., after the first Annuity Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Account Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Highest Daily Annual Income Amount, the charge for Highest Daily Lifetime Five has changed, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature.

The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Highest Daily Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in an Annuity Year are less than or equal to the Highest Daily Annual Income Amount, they will not reduce your Highest Daily Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Highest Daily Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.

If, cumulatively, you withdraw an amount less than the Highest Daily Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Highest Daily Annual Income Amount to subsequent Annuity Years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:

  .   The Issue Date is December 1, 2006

  . On May 2, 2007, the client elects Highest Daily Lifetime Five and takes the first withdrawal under the benefit on the same day.

Dollar-for-dollar reductions

On May 2, 2007, the Protected Withdrawal Value is $120,000, resulting in a Highest Daily Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Highest Daily Annual Income Amount for that Annuity Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Highest Daily Annual Income Amount -- $6,000 less $2,500 = $3,500.

Proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Account Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Highest Daily Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount -- $1,500 - reduces the Highest Daily Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the excess withdrawal to the Account Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Highest Daily Annual Income Amount).

Here is the calculation:

Account Value before withdrawal..................................  $110,000.00
Less amount of "non" excess withdrawal........................... -$  3,500.00
Account Value immediately before excess withdrawal of $1,500.....  $106,500.00

Excess withdrawal amount.........................................  $  1,500.00
Divided by Account Value immediately before excess withdrawal....  $106,500.00
Ratio............................................................         1.41%

Annual Income Amount.............................................  $  6,000.00
Less ratio of 1.41%.............................................. -$     84.51
Annual Income Amount for future Annuity Years....................  $  5,915.49

Highest Quarterly Step-Up

On each Annuity Anniversary date, the Highest Daily Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Annuity Anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is higher than the Highest Daily Annual Income Amount, also adjusted for excess withdrawals and additional Purchase Payments.

Continuing the same example as above, the Highest Daily Annual Income Amount for this Annuity Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Annuity Year, the Highest Daily Annual Income Amount will be stepped-up if 5% of the highest quarterly Account Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Valuation Days occur after the excess withdrawal on August 6.

                                                                     Adjusted
                                                                     Highest
                                                                      Daily
                                                        Highest       Annual
                                                       Quarterly      Income
                                                         Value        Amount
                                                     (adjusted with (5% of the
                                                       withdrawal    Highest
                                                      and Purchase  Quarterly
Date*                                  Account value  Payments)**     Value)
-----                                  ------------- -------------- ----------
June 1, 2007..........................  $118,000.00   $118,000.00   $5,900.00
August 6, 2007........................  $120,000.00   $112,885.55   $5,644.28
September 1, 2007.....................  $112,000.00   $112,885.55   $5,644.28
December 1, 2007......................  $119,000.00   $119,000.00   $5,950.00
--------
* In this example, the Annuity Anniversary date is December 1. The quarterly valuation dates are every three months thereafter -
    March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Annuity Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.
** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Highest Daily Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

  . The Account Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Highest Daily Annual Income Amount for the Annuity Year), resulting in an adjusted Account Value of $114,500 before the excess withdrawal.

  . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Account Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Highest Daily Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Account Value on September 1. Since the June 1 adjusted Highest Daily Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Account Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Highest Daily Annual Income Amount is reset to $5,950.00

In this example, 5% of the December 1 value yields the highest amount of $ 5,950.00. Since this amount is higher than the current year's Highest Daily Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Highest Daily Annual Income Amount for the next Annuity Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

BENEFITS UNDER THE HIGHEST DAILY LIFETIME FIVE PROGRAM

  . To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Highest Daily Annual Income Amount and amounts are still payable under the Highest Daily Life Income Benefit, we will make an additional payment, if any, for that Annuity Year equal to the remaining Highest Daily Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Highest Daily Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Highest

      Daily Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Highest Daily Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.

  . If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Highest Daily Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1) apply your Account Value to any Annuity option available; or

       (2) request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Highest Daily Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

       (1) the present value of the future Highest Daily Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

       (2) the Account Value.

  . If no withdrawal was ever taken, we will determine the Protected Withdrawal Value and calculate the Highest Daily Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

  . Withdrawals under the Highest Daily Lifetime Five benefit are subject to all of the terms and conditions of the Annuity, including any CDSC.

  . Withdrawals made while the Highest Daily Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Highest Daily Lifetime Five program does not directly affect the Account Value or surrender value, but any withdrawal will decrease the Account Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Annuity you will receive the current surrender value.

  . You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Highest Daily Lifetime Five benefit. The Highest Daily Lifetime Five benefit provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Highest Daily Annual Income Amount in the form of periodic benefit payments. You must allocate your Account Value in accordance with the then available investment option(s) that we may permit in order to elect and maintain the Highest Daily Lifetime Five benefit.

Election of and Designations under the Program

For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

Highest Daily Lifetime Five can be elected at the time that you purchase your Annuity. However, with respect to Optimum Plus, you may elect this benefit at the time you purchase your Annuity only if the CDSC schedule for Optimum Plus Annuities issued on or after November 20, 2006 applies. (See "Summary of Contract Fees and Charges" section of the Prospectus and section 2 of this Supplement). We also offer existing owners (i.e., those who have already acquired their Annuity) the option to elect Highest Daily Lifetime Five after the Issue Date, subject to our eligibility rules and restrictions. However, for existing Owners of Optimum Plus whose Annuities are subject to the CDSC schedule for Annuities issued prior to November 20, 2006, this benefit may only be elected on or after the first anniversary of the Issue Date.

Currently, if you terminate the Highest Daily Lifetime Five benefit, you will
(a) not be permitted to re-elect the benefit and (b) will be allowed to elect the Spousal Lifetime Five Benefit or the Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five benefit.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. We reserve the right to further limit the frequency election in the future. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Annuity (iii) upon your election to begin receiving annuity payments (iv) upon the death of the designated life
(v) if both the Account Value and Highest Daily Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.

Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Highest Daily Lifetime Five

As indicated above, we limit the sub-accounts to which you may allocate Account Value if you elect Highest Daily Value Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". A list of the Permitted Sub-accounts appears in the application form that you must submit to us in order to elect this benefit. As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Account Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate purchase payments to that Account.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Account Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, based on paying you the projected Highest Daily Annual Income Amount each year for the rest of your life, we produce an estimate of the total amount of our obligation. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up implemented according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Account Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Liability Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For contracts issued in the future that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

While you are not notified when your Annuity reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

  .   Not make any transfer; or

  . If a portion of your Account Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

  . Transfer all or a portion of your Account Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If a significant amount of your Account Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Account Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Account Value may be allocated to the Benefit Fixed Rate Account.

Additional Tax Considerations for Qualified Contracts

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Highest Daily Annual Income Amount, which will cause us to increase the Highest Daily Annual Income Amount in any Annuity Year that required minimum distributions due from your Annuity that are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

2. CHANGE TO THE CDSC SCHEDULE WITH RESPECT TO OPTIMUM PLUS

A. The list of the "CONTINGENT DEFERRED SALES CHARGES FOR EACH ANNUITY" in the "Summary of Contract Fees and Charges" section of the Prospectus is replaced with the following with regard to Optimum Plus:

For Annuities issued prior to November 20, 2006, the following schedule applies:

                           Optimum Plus
                           ------------
Yr.1  Yr.2 Yr.3 Yr. 4 Yr. 5 Yr. 6 Yr. 7 Yr. 8 Yr. 9 Yr. 10 Yr. 11+
----  ---- ---- ----- ----- ----- ----- ----- ----- ------ -------
9.0%  9.0% 8.5%  8.0%  7.0%  6.0%  5.0%  4.0%  3.0%  2.0%    0.0%

     For Annuities issued on or after November 20, 2006, (subject to state availability), the following schedule applies*:

                           Optimum Plus
                           ------------
Yr.1  Yr.2 Yr.3 Yr. 4 Yr. 5 Yr. 6 Yr. 7 Yr. 8 Yr. 9 Yr. 10 Yr. 11+
----  ---- ---- ----- ----- ----- ----- ----- ----- ------ -------
9.0%  9.0% 8.0%  7.0%  6.0%  5.0%  4.0%  3.0%  2.0%  1.0%    0.0%
--------
* In jurisdictions that have not yet approved this schedule, the schedule for Annuities issued prior to November 20, 2006 will apply.

B. Under the "Expense Examples" section of the Prospectus, we add a parenthetical after Optimum Plus stating "(CDSC schedule for Annuities issued before November 20, 2006)". In addition, we add a new line item as follows:

                           IF YOU SURRENDER YOUR ANNUITY IF YOU ANNUITIZE YOUR ANNUITY
                           AT THE END OF THE APPLICABLE  AT THE END OF THE APPLICABLE  IF YOU DO NOT SURRENDER YOUR
                                  TIME PERIOD:               TIME PERIOD:                      ANNUITY:
                           ---------------------------   ----------------------------- -------------------------
Optimum Plus.............. $1,354   $2,243 $3,043 $5,079 N/A   N/A   $2,467   $4,983   $490    $1,475 $2,467 $4,983
(CDSC schedule for
  Annuities issued on or
  after November 20, 2006)

C. We revise Appendix F of the Prospectus entitled "Selecting the Variable Annuity That's Right for You" as follows:

For Optimum Plus, we revise the entry entitled "Withdrawal Charge Schedule" as follows: (9%,9%,8%,7%,6%,5%,4%,3%,2%,1% for Annuities issued on or after November 20, 2006), and (9%, 9%, 8.5%, 8%, 7%, 6%, 5%, 4%, 3% 2% for Annuities
issued prior to November 20, 2006).

The 0 percent and 6 percent Gross Rate of Return columns for Optimum Plus assume the CDSC applicable to such Annuities sold prior to November 20, 2006. In addition to those hypothetical values, we add these values, for Optimum Plus Annuities sold on or after November 20, 2006, which are subject to a different CDSC schedule:

0% Gross Rate of Return

                  Optimum 4           Optimum          Optimum Plus
              ------------------ ------------------ ------------------
              Contract Surrender Contract Surrender Contract Surrender
               Value     Value    Value     Value    Value     Value
              -------- --------- -------- --------- -------- ---------
           1   97,383   88,883    97,778   90,278   103,713   94,713
           2   94,794   86,794    95,566   88,566   100,958   91,958
           3   92,273   85,273    93,403   86,903    98,275   90,275
           4   89,818   83,818    91,288   85,288    95,663   88,663
           5   87,428   87,428    89,220   84,220    93,119   87,119
           6   87,778   87,778    87,687   83,687    90,642   85,642
           7   85,441   85,441    85,700   82,700    88,229   84,229
           8   83,165   83,165    83,757   81,757    85,880   82,880
           9   80,949   80,949    82,353   82,353    83,593   81,593
          10   78,791   78,791    80,973   80,973    81,366   80,366
          11   76,690   76,690    79,616   79,616    80,000   80,000
          12   74,643   74,643    78,281   78,281    78,659   78,659
          13   72,651   72,651    76,968   76,968    77,339   77,339
          14   70,711   70,711    75,676   75,676    76,042   76,042
          15   68,821   68,821    74,405   74,405    74,765   74,765
          16   66,982   66,982    73,155   73,155    73,509   73,509
          17   65,190   65,190    71,926   71,926    72,274   72,274
          18   63,446   63,446    70,716   70,716    71,059   71,059
          19   61,747   61,747    69,527   69,527    69,864   69,864
          20   60,093   60,093    68,357   68,357    68,688   68,688
          21   58,482   58,482    67,205   67,205    67,531   67,531
          22   56,914   56,914    66,073   66,073    66,394   66,394
          23   55,386   55,386    64,959   64,959    65,275   65,275
          24   53,899   53,899    63,864   63,864    64,174   64,174
          25   52,451   52,451    62,786   62,786    63,091   63,091

Assumptions:

a. $100,000 initial investment
b. Fund Expenses = 0.99%
c. No optional death benefits or living benefits elected
d. Annuity was issued on or after November 20, 2006
e. Surrender value assumes surrender 2 days before policy anniversary

6% Gross Rate of Return

                   Optimum 4          Optimum         Optimum Plus
               ------------------ ---------------- ------------------
               Contract Surrender Contract  Surr   Contract Surrender
                Value     Value    Value    Value   Value     Value
               -------- --------- -------- ------- -------- ---------
            1  103,210    94,710  103,629   96,129 109,919   100,919
            2  106,532    98,532  107,399  100,399 113,421   104,421
            3  109,961   102,961  111,307  104,807 117,035   109,035
            4  113,501   107,501  115,357  109,357 120,767   113,767
            5  117,154   117,154  119,555  114,555 124,618   118,618
            6  123,764   123,764  124,423  120,423 128,593   123,593
            7  127,748   127,748  128,951  125,951 132,696   128,696
            8  131,860   131,860  133,643  131,643 136,932   133,932
            9  136,104   136,104  139,345  139,345 141,303   139,303
           10  140,485   140,485  145,293  145,293 145,815   144,815
           11  145,007   145,007  151,495  151,495 151,999   151,999
           12  149,675   149,675  157,961  157,961 158,450   158,450
           13  154,493   154,493  164,703  164,703 165,177   165,177
           14  159,466   159,466  171,734  171,734 172,191   172,191
           15  164,599   164,599  179,064  179,064 179,504   179,504
           16  169,897   169,897  186,707  186,707 187,130   187,130
           17  175,366   175,366  194,677  194,677 195,081   195,081
           18  181,011   181,011  202,986  202,986 203,371   203,371
           19  186,838   186,838  211,651  211,651 212,015   212,015
           20  192,852   192,852  220,685  220,685 221,029   221,029
           21  199,060   199,060  230,105  230,105 230,427   230,427
           22  205,467   205,467  239,926  239,926 240,226   240,226
           23  212,081   212,081  250,167  250,167 250,443   250,443
           24  218,908   218,908  260,846  260,846 261,097   261,097
           25  225,954   225,954  271,980  271,980 272,205   272,205

Assumptions:

a. $100,000 initial investment
b. Fund Expenses = 0.99%
c. No optional death benefits or living benefits elected
d. Annuity was issued on or after November 20, 2006
e. Surrender value assumes surrender 2 days before policy anniversary

Finally, we replace each table that depicts the days in which each annuity product would have the highest surrender value with the following:

In addition, the following charts indicate the days (measured from the Issue
Date) in which each annuity product would have the highest Surrender Value amongst the products listed given the above assumptions.

          0% Gross Rate of Return (After November 20, 2006)

                             Over 30 Years, days won
                                   Total Days        Year  Actual Days
                             ----------------------- ----- -----------
          Optimum Four                1459             4-5  1460-1824
                                                       6-8  1826-2919

          Optimum                      578               9  2970-3284
                                                        10  3387-3649

          Optimum Plus                8913             1-4     1-1459
                                                         5       1825
                                                       8-9  2920-2969
                                                      9-10  3285-3386
                                                     10-30 3650-10950

          6% Gross Rate of Return (After November 20, 2006)

                             Over 30 Years, days won
                                   Total Days        Year  Actual Days
                             ----------------------- ----- -----------
          Optimum Four                 364               6  1826-2189

          Optimum                      134               9  3273-3284
                                                        10  3528-3649

          Optimum Plus                8472             1-5     1-1825
                                                       6-9  2190-3272
                                                      9-10  3285-3527
                                                     10-28 3650-10950

3. CHANGE WITH RESPECT TO CERTAIN PORTFOLIOS OF AMERICAN SKANDIA TRUST

In the "Investment Options" section of the prospectus, we make the following changes to the chart setting forth a brief description of each variable investment option, to reflect the following subadviser name change with respect to one of the variable investment options:

..   AST Small Cap Value Portfolio. Salomon Brothers Asset Management will change its name to ClearBridge Advisers LLC, effective in December 2006.

In the "Investment Options" section of each prospectus, we revise the investment objectives/policies section, and portfolio advisor/sub-advisor section for two Portfolios to read as follows. These new descriptions reflect the addition of sub-advisors as well as revisions to non-fundamental investment policies:

   AST LSV International Value Portfolio.

                                                                     PORTFOLIO
   STYLE/                                                            ADVISOR/
    TYPE                 INVESTMENT OBJECTIVES/POLICIES             SUB-ADVISOR
   ------     ----------------------------------------------------  -----------
International AST International Value Portfolio (formerly AST LSV   LSV Asset
  Equity      International Value Portfolio): seeks capital         Management,
              growth. The Portfolio normally invests at least 80%   Thornburg
              of the Portfolio's investable assets (net assets      Investment
              plus borrowings made for investment purposes) in the  Management,
              equity securities of companies in developed           Inc.
              countries outside the United States that are represented in the MSCI EAFE Index.

      AST William Blair International Growth Portfolio.

                                                                     PORTFOLIO
   STYLE/                                                            ADVISOR/
    TYPE                 INVESTMENT OBJECTIVES/POLICIES             SUB-ADVISOR
   ------     ----------------------------------------------------  -----------
International AST International Growth Portfolio (formerly,AST      Marsico
  Equity      William Blair International Growth Portfolio): seeks  Capital
              long-term capital appreciation. The Portfolio         Management
              invests primarily in equity-related securities of     LLC,
              foreign issuers. The Portfolio invests primarily in   William
              the common stock of large and medium-sized foreign    Blair &
              companies, although it may also invest in companies   Company,
              of all sizes. Under normal circumstances, the         LLC
              Portfolio invests at least 65% of its total assets in common stock of foreign companies operating or based in at least five different countries, which may include countries with emerging markets. The
              Portfolio looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies or which offer attractive growth potential.

   4. WE ADD THE FOLLOWING AS APPENDIX G:

Appendix G

Asset Transfer Formula Under Highest Daily Lifetime Five Benefit

We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your Annuity. However, as discussed in the "Living Benefits" section, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

Terms and Definitions referenced in the calculation formula:

  . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

  . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

  . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

  .   L - the target value as of the current Valuation Day.

  .   r - the target ratio.

  . a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

  . Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

  .   V - the total value of all Permitted Sub-accounts in the Annuity.

  .   F - the total value of all Benefit Fixed Rate Account allocations.

  . I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Account Value times the annual income percentage.

  .   T - the amount of a transfer into or out of the Benefit Fixed Rate
      Account.

  . I% - Annual Income Amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 5%

Target Value Calculation:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If the variable Account Value (V) is equal to zero, no calculation is necessary.

              L = I * Q * a

Transfer Calculation:

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

   Target Ratio r = (L - F) / V.

  . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

  . If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T ={Min(V, [L - F - V * C\\t\\] /       T(greater than)0, Money moving from
(1-C\\t\\))}                            the Permitted Sub-accounts to the
                                        Benefit Fixed Rate Account
T ={Min(F, [L - F - V * C\\t\\] /       T(less than)0, Money moving from the
(1-C\\t\\))}                            Benefit Fixed Rate Account to the
                                        Permitted Sub-accounts]

Example:

Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

Target Value Calculation:

L     = I * Q * a

      = 5000.67 * 1 * 15.34

      = 76,710.28

Target Ratio:

r     = (L - F) / V
      = (76,710.28 - 0) / 92,300.00

      = 83.11%

Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.

T     = { Min ( V, [ L - F - V * Ct] / ( 1 - Ct))}

      = { Min ( 92,300.00, [ 76,710.28 - 0 - 92,300.00 * 0.80] / ( 1 - 0.80))}

      = { Min ( 92,300.00, 14,351.40 )}

      = 14,351.40

                 Age 65 "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*

       Months
 Years      1     2     3     4     5     6     7     8     9    10    11    12
     1  15.34 15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
     2  14.91 14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
     3  14.47 14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
     4  14.04 14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
     5  13.60 13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
     6  13.15 13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
     7  12.71 12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
     8  12.26 12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
     9  11.82 11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
    10  11.38 11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
    11  10.94 10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
    12  10.50 10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
    13  10.07 10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
    14   9.64  9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
    15   9.22  9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
    16   8.81  8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
    17   8.40  8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
    18   8.00  7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
    19   7.62  7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
    20   7.24  7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
    21   6.88  6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
    22   6.52  6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
    23   6.19  6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
    24   5.86  5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
    25   5.56  5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
    26   5.27  5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
    27   4.99  4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
    28   4.73  4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
    29   4.49  4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
    30   4.26  4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
    31   4.04  4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
    32   3.83  3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
    33   3.62  3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
    34   3.42  3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
    35   3.22  3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
    36   3.02  3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
    37   2.81  2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
    38   2.61  2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
    39   2.40  2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
    40   2.20  2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
    41   2.01  1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17
--------
*   The values set forth in this table are applied to all ages.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf on the 6th day of October, 2006.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   Depositor

By: /s/ LAURA KEALEY
    -----------------------------------
    Laura Kealey, Vice President,
    Corporate Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                             Title                    Date
---------                    -----------------------  -----------------------
                        (Principal Executive Officer)

David R. Odenath*            Chief Executive Officer  October 6, 2006
-----------------------           and President
David R. Odenath

       (Principal Financial Officer and Principal Accounting Officer)

Michael Bohm*                    Executive Vice       October 6, 2006
-----------------------           President and
Michael Bohm                 Chief Financial Officer

                            (Board of Directors)

James Avery*                 Bernard J. Jacob*        Helen Galt*
-----------------------      -----------------------  -----------------------
James Avery                  Bernard J. Jacob         Helen Galt

Ronald Joelson*              David R. Odenath*        Kenneth Y. Tanji*
-----------------------      -----------------------  -----------------------
Ronald Joelson               David R. Odenath         Kenneth Y. Tanji

                         *By /s/ LAURA KEALEY
                             -----------------------
                             Laura Kealey

*Executed by Laura Kealey on behalf of those indicated pursuant to Power of Attorney